Post-Qualification Preliminary Offering Circular Amendment No 1

File No. 024-11674

Part II – Offering Circular

Cardone REIT I, LLC

(the “Company”)

Amended Preliminary Offering Circular dated October 17, 2022

This amended offering statement is being filed with the Securities and Exchange Commission (“Commission.”) as required by SEC Rule 252(f)(2)(i) of Regulation A in order to include the financial statements previously filed in Form 1-K and 1-SA. Information contained in this Amended Preliminary Offering Circular is subject to completion or amendment.

These securities that are the subject of this ongoing offering may not continue to be sold after October 28, 2022 until this amended offering statement filed with the Commission is qualified. This Amended Preliminary Offering Circular constitutes an offer to sell or the solicitation of an offer to buy.

Our Offering pursuant to Regulation A of 75,000 Class A Units (“Units,” “Class A Units,” “Interests,” or “Class A Interests”) at $1,000 per Unit (the “Offering.”) began on October 29, 2021.  Through September 30, 2022 our ongoing offering has sold 32,880.8 Class A Units and raised $32,880,800 in capital through the sale of Class A Units and has also received an additional $18,251,634 submitted by potential investors who seek to purchase Class A Units but whose investment has not yet been accepted into the Company. We are continuing to offer the approximately 42,119 unissued Class A Units on a first come, first served basis; approximately 23,868 Units of which do not yet have pending subscribers as of September 30, 2022. We are restricting our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code and who are not subject to backup withholding. The Company may require investors to certify for their U.S. status and lack of backup withholding status in order to become a member, and investors who become subject to backup withholding may be subject to transfer restrictions or forced transfers under the Amended Operating Agreement. A purchaser shall, upon acceptance by the Manager of their Subscriptions, become a Class A member (“Member”) in the Company. The minimum investment requirement from any Subscriber is $5,000. Subscription funds received on or after October 29, 2022 may initially remain in the Company’s segregated subscription account for up to one year from the first date of deposit. Subscription funds received on or before October 28, 2022 may initially remain in the Company’s segregated subscription account for up to 180 days from the first date of deposit. After this time has elapsed, the Company will allow the subscriber to cancel their subscription and have their subscription amount promptly returned in full, without any fees or deduction, and without any payment of interest. Such subscribers may exercise this right at any time after the time period has elapsed, and the Company will inform all such subscribers about their right to cancel their subscription prior to accepting them as Members.

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We intend to elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Funds will be used for investing in real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering for the first three (3) years. Thereafter, the Company will hold and, eventually, sell the assets purchased. The Company may reinvest proceeds from assets sold or refinanced. At, or around, the eighth year of operations, the Manager will begin to attempt to sell, refinance, or otherwise dispose of properties in order to return the Capital Contributions of the Class A Members (as defined in the Company’s Amended Operating Agreement), with an aim to sell all the properties by year ten. Potential investors should note that the Amended Operating Agreement does not compel the Manager to sell all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager as stated herein. The Manager may, at its discretion, sell the properties to, among other potential purchasers, an affiliated third-party within the expected time frame.

Unless terminated by the Manager earlier, this Offering terminates 365 days after the qualification of this Post-Effective Amendment. The Manager may extend this Offering in its sole discretion, at which time the Manager will file the appropriate Offering Circular for qualification with the Commission. No commissions will be paid for the sale of the Units offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$1,000	$0.00	$1,000
Remaining Maximum Dollar Amount	$42,119,200	$0.00	$42,119,200

No public market currently exists for our Interests. The Company will be managed by Cardone Capital LLC, (the “Manager”) a Delaware limited liability company, which is managed by Grant Cardone. Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. In addition, the transfer of Interests must be approved by the Manager, and may only take place if certain conditions set forth in the Company’s Amended Operating Agreement are satisfied. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment, and should expect to remain in the Company for a minimum of ten (10) years. Potential investors should note that there is a risk that the Company may not sell its properties and investments by year ten, although that is not the intention of the Manager.

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The Company has been formed to invest in various real estate assets throughout the United States. The Company has invested in four multifamily properties located in Florida, and the Manager continues to search for properties located in the Sunbelt, but the Company will not limit itself geographically. The Company may invest in properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. The Company has invested in four Class A multifamily properties, and it is expected that the Company will focus on Class A and B multifamily properties, but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) as it is an issuer that had total annual gross revenues of less than $1.235 billion during its most recently completed fiscal year. Since the Company is an emerging growth company certain Risk Factors include:

☐	We are an emerging growth company with a limited operating history.

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Subscribers will have no control in the Company and will not have any voting rights on any matters required or permitted to be voted on by the Members. The Manager or its affiliates will manage the day-to-day operations of the Company, and will hold the Class B Units, which are the only Units with the right to vote upon matters which require approval of the Members under the Amended Operating Agreement or under Delaware Law.

☐	We will require additional financing, such as bank loans, outside of this offering in order for the operations to be successful.

☐	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

☐	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Company Amended Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

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See the section entitled “RISK FACTORS” beginning on page 13 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to "we," "our," "us," “the Company,” “Cardone REIT I, LLC,” and "CRI," refer to Cardone REIT I, LLC.

We were formed on July 22, 2021 and commenced operations on December 10, 2021 when 8,502 Class A units were issued to investors.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

☐	Have a specific business plan which we are in the process of executing.

☐	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through June 30, 2022, our properties have distributed $666,141 to the Company from operating revenues, and we have distributed a total of $188,647 to Class A investors in this offering. As of June 30, 2022, we have incurred a net cumulative loss of $5,375,734, over $5 million of which is a result of depreciation and amortization expenses associated with the Company’s investment properties. The company has covered startup costs, but will continue to incur marketing expenses, and investment and acquisition related costs as equity is raised and investments are made. We anticipate over 90% of additional proceeds from this Offering will be for investments in properties and those related acquisition costs such as title insurance, professional fees and taxes will likely require cash. We do not have the ability to quantify future of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc.

We intend on engaging in the following activities:

1. The Company’s primary focus is to invest in multifamily properties that will produce income and/or appreciate over the hold period but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties. The properties are selected based on criteria that includes positive cash flow at purchase, good location and a purchase price that is less than replacement cost. Positive cash flow means positive monthly income after all expenses, including interest expense, operating expenses and taxes, and maintenance reserves are paid. Properties with positive cash flow are frequently referred to as “income-producing” properties. The properties are then managed by one or more well-established third-party property management companies during the holding period to maximize the appreciation for the investors

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2. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add properties, and, thus, may not produce positive cash flow immediately. Nonetheless, the potential investments should have the likelihood to appreciate in value over the hold period.

3. The Company may also invest in any opportunity our Manager sees fit within the confines of the marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, the Company may invest in properties or make other real estate investments that relate to varying property types including office, retail, and industrial properties. Such property types will likely be operating properties rather than properties under development.

4. The Company may elect to enter into a joint venture or co-investment agreements with other real estate developers or investors, including an affiliate of the Manager.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our properties with total debt equal to no more than 80% of the total value of our real estate assets. However, the amount of debt placed on an individual property may be more than 80% of the value of such property. While our Manager or its affiliates may act as guarantors for some or all of our debts, the principal and interest payments on all Company debts will be paid by the Company.

As of October 17, 2022, the Company has made investments in four multifamily properties. Please see our “DESCRIPTION OF BUSINESS” on page 49.

FREQUENTLY ASKED QUESTIONS

Q: What is a real estate investment trust (REIT)?

A: A REIT is an entity which generally pays distributions to investors of at least 90% of its annual ordinary taxable income and is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “IRS Code”). Being qualified as a REIT generally allows the entity to deduct for the dividends it pays such that it is not subject to U.S. federal corporate income taxes on the net income that is distributed to its Members or shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporate and shareholder levels) that generally results from investments in a corporation.

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This offering circular refers to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We intend to elect to be treated as a REIT for U.S. federal income tax purposes.

Q: What is Cardone REIT I, LLC?

A: Cardone REIT I, LLC is a recently formed company created for the specific purpose of identifying and purchasing a portfolio of real estate assets. The Company has been formed to invest in various real estate assets throughout the United States. The Company has invested in four Class A multifamily properties in Florida and intends to continue to search for properties located in the Sunbelt, but the Company will not limit itself geographically. The Company may invest in properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, the Company invests. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. It is expected that the Company will focus on Class A and B multifamily properties but may also consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Company intends to invest in properties that will appreciate in value over the expected hold period. It is expected that the investments will appreciate over time due to superior locations, quality property management, and increased net operating income.

Q: How will Cardone REIT I, LLC (CRI) identify properties?

A: The Manager and its affiliates will search for properties using traditional methods of using brokers in the markets where the Manager believe there are opportunities. The Manager and its affiliates will also pursue properties through proprietary relationships with other owners and sponsors to invest in properties acquired off market.

Q: What kind of return may be expected by a Member?

A: It is the Company’s intent to pay 80% (eighty percent) of the Distributable Cash to Class A Members at least annually in accordance with their pro rata Membership Interest in the Company. Newly issued Units will receive a share of the distribution corresponding to the number of days those Units have been issued at the time of the Distribution. Note that our Manager has discretion to pay more than 80% of the Distributable Cash to Class A Members within any given distribution period. If our Manager does this, it may pay less than 80% of Distributable Cash to Class A Members in some later period to restore the 80%/20% split of total Distributable Cash between Class A and Class B Members.  However, in no case will the Company have paid more than 20% of its total Distributable Cash to the Class B Members. (See the “SUMMARY OF AMENDED OPERATING AGREEMENT” on page 78 for more information.)

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Q: What is the minimum investment amount allowed?

A: $5,000.

Q: Who may invest?

A: The Interests will be available to any U.S. Person who is not subject to backup withholding; generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or their net income.

Q: Where can I buy Class A Interests?

A: All Interests will be available for purchase at cardonecapital.com.

Q: Who is the Manager?

A: The Manager is Cardone Capital LLC which is controlled by Grant Cardone. Grant Cardone is a real estate entrepreneur, author, sales trainer and speaker. He has worked with Fortune 100 companies such as Google, Wells Fargo, and Ford. The Manager currently manages over $4 billion in multifamily and other real estate assets. Prior performance of real estate investments may be found in the section entitled “PRIOR PERFORMANCE” on page 94. For more info on Mr. Cardone and other Members of our Manager, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” on page 88.

Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be readily transferrable.  There is no market for our Interests, nor is one expected to develop.  If a Member finds a willing buyer, that buyer must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Amended Operating Agreement. The Buyer and Seller must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the transfer. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager (which must include the signature of the transferor bearing a Medallion Signature Guarantee stamp) and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Investors should consider investing for a minimum of ten (10) years as disposition of the Interests will be difficult, if not impossible.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per Unit purchased in this offering. However, if the Manager finds that selling the Interests is difficult, it may later enlist the services of a licensed broker-dealer to assist with the sales of the Interests, in which case sales commission will be paid by the Company or the Investors, as disclosed in an amended Offering Circular.

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Q: Do you have a redemption program?

A: No. While our Amended Operating Agreement permits us to adopt a Redemption Program at the discretion of our manager, we do not currently have a redemption program and have no intention of adopting one.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account, and (6) custodian requirements associated with your account. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company, and that Members will most likely will be charged fees by the custodians to manage any self-directed account. These fees will need to be paid by the investor and are not considered an expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: The Company has already raised the minimum $1,000,000 prior to using funds to pay Company expenses, invest in properties, or for working capital.

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Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

☐	an annual report;
☐	a semi-annual report;
☐	current event reports for specified material events within ten business days of their occurrence;
☐	supplements to the offering circular if we have material information to disclose to you; and
☐	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your 1099-Div tax information, will be provided by January 31st of the year following each taxable year.

Q: Who can help answer my questions about the offering?

Please contact:

Investor Relations

Cardone Capital LLC

18909 NE 29th Avenue

Aventura, FL 33180

Investor Support: (833) 822-7435

Investor Relations: (305) 407-0276

Email: invest@Cardonecapital.com

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,235,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,235,000,000 in gross revenues. We are not sure this will ever take place.

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Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1.235 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

☐	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are significantly dependent on Grant Cardone. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

The Company’s investment in properties and the attainment of new investors is significantly dependent on Grant Cardone. We expect that our investor base will be largely drawn from Mr. Cardone’s exposure on social media and on media content delivered over the Manager’s website. Mr. Cardone implemented the Company’s strategy to identify and invest in multifamily properties which has resulted in the success of his prior real estate investments. It would be difficult to replace Grant Cardone at such an early stage of development of the Company. Mr. Cardone has built a qualified team of individuals that manage the marketing, business operations, property management, acquisitions and dispositions of assets while maintaining Mr. Cardone’s investment strategy. In the event of Mr. Cardone’s departure from the Company, it may be difficult to attain new investors or invest in properties, but the current management team would be able to manage the Company’s assets until a such time as an exit would occur. Should the Company be unable to replace Grant Cardone it may be required to cease pursuing business opportunities, which may result in a partial loss or return of your investment.

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This offering is a semi-blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate assets. However, because, as of the date of this Offering Circular, we have only invested in four real estate properties, and because our Members will be unable to evaluate the economic merit of additional assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to the Company’s competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

Cardone Capital LLC, our Manager, will make all decisions relating to the business, operations, and strategy, without input by the Members. Such decisions may include purchase and sale decisions regarding the assets, the appointment of other officers, managers, vendors and whether to enter into material transactions with related parties.

Our Manager and/or its principles or employees may be accused of misconduct, which could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors are of critical importance. If our Manager or its employees or affiliates were to be accused of illegal or suspicious activities, even if those allegations are false or unsubstantiated, we may suffer serious harm to our reputation, financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. We or our Manager could also be subject to regulatory investigations by government entities, which (if publicly known) could further harm our reputation, even if the allegations being invested are later shown to be false or unsubstantiated.

Our business often requires that we deal with confidential information. If employees of our sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

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An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company intends to operate for a period of ten (10) years. Potential investors should note that the Amended Operating Agreement does not compel the Manager to sell all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager as stated herein. Therefore, you should expect to keep your investment in Class A Interests for a period of at least ten (10) years.

You may not receive Distributable Cash on predictable schedule and may never receive any Distributable Cash.

Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members.

Risks Related to the Real Estate Business

The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, interest, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

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Due to a substantial influxes of capital investment and competition for properties, the real estate we invest in may not appreciate or may decrease in value.

The real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we invest in real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

If we invest in commercial real estate, we will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

If we invest in commercial real estate, we will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we invest in to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

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Competition and any increased affordability of single-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted certain restrictions on businesses and individuals which has limited their ability to engage in economic activities. These circumstances may continue for an extended period of time and may have an adverse impact on economic and market conditions as well as the Company’s operations and performance. The ultimate economic fallout from the pandemic and the long-term impact on economies, markets, industries, and individual companies are not known. The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

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Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties we invest in. We will be able to invest in additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will invest in properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will invest in, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

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We may not have control over costs arising from rehabilitation of properties.

We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the properties we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our properties may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we (or our Manager or its affiliates, if they are “pre-funding” a property) pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. It is also possible that our Manager or its affiliates may “pre-fund” a property and then its fair market value may drop such that, even if the property was acquired by our Manager or its affiliates at fair market value, the consideration paid by the Company at the time of investment exceeds fair market value. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

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The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In investing in a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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Investments in real estate-related securities may be illiquid, and the Company may not be able to dispose of these assets in response to changes in economic and other conditions

If the Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time. These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, the Company’s ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company. Although we intend to borrow typically no more than 75% of a property’s value, borrowing for an individual property may exceed 80% of that property’s value, and we may borrow as much as 80% of the total value of our investments. While our Members will not be personally liable for these obligations, and our Manager or Grant Cardone may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Rising interest rates may make it harder for us to obtain financing for new properties, refinance the properties in which we invest, and the expenses of the Company will increase, as much of our debt was taken out at a variable interest rate.

Concerns over inflation have caused the Federal Reserve to raise interest rates. As interest rates rise, we may be unable to obtain financing for new properties, or refinancing of existing properties, at attractive rates, which may make it more difficult to complete our business plan and/or our exit strategy. Additionally, the debt secured by the four properties in which the Company has invested has a variable interest rate, and rising interest rates increase the amount of interest that accrues, the Company’s debt service payments, and thereby reduces the profitability of the properties into which the Company has invested. If interest rates continue to rise, the Company’s debt service payments may also rise, which will further reduce profits. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

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Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

A third-party related to the Manager, Cardone Real Estate Acquisitions, LLC, provides asset management, accounting, and other services to our Manager and the Company. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS —Conflicts of Interest” on page 46.

The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The Amended Operating Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals, and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

☐

the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

☐

the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

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☐

the acquisitions of investments at higher purchase prices would entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might also entitle our Manager or its affiliates or assigns to disposition fees in connection with services for the seller;

☐

we may borrow money from the Manager or affiliates of the Manager at prevailing market rates, or engage the Manager or affiliate of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

☐	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

☐

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

☐	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

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☐	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

☐

such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationship in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a property unless an alternative source of capital could be obtained. In the event a third-party co-investor was to become bankrupt, third-party creditors could become involved in property affairs. In addition, the co-investors could have economic or business interests or goals which are, or which may become inconsistent with the Company’s business interests or goals.

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If the Manager enters into joint ventures with affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other project sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager projects will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager projects would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions, so you must rely on our revenues from operations and other sources of funding for distributions. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on the Interests. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from sale of the assets, for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a distribution at least annually to investors. under this Offering that would result in positive annualized return on investment, net of expenses, of which there is no guarantee. Class A Members would typically receive 80% of the Distributable Cash as defined in the Company’s Amended Operating Agreement. (See “SUMMARY OF AMENDED OPERATING AGREEMENT” on page 78) In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

The Company intends to avoid being classified as an investment company.

Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Under the Investment Advisers Act of 1940, an “investment adviser” is defined, in relevant part, as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.

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We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. In addition, the Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting in such capacity with respect to the Company because the Company will not be investing in assets which fall within the definition of a security under U.S. federal securities laws. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, or our Manager is ever deemed to be an investment adviser under the Investment Advisers Act of 1940, we may be subject to certain restrictions including:

☐	restrictions on the nature of our investments; and

☐	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

☐	registration as an investment company and our Manager’s registration as an investment adviser;

☐	adoption of a specific form of corporate structure; and

☐	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

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The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

The Amended Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member's investment in the Company be resolved through arbitration.

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For Members’ information:

(a)	Arbitration is final and binding on the parties;
(b)	The parties are waiving their right to seek remedies in court, including the right to jury trial;
(c)	Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.
(d)	The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;
(e)	The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as fires, tornadoes, snowstorms and blizzards, severe thunderstorms, flooding, earthquakes, sinkholes, and hurricanes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against some of these risks. However, such insurance may not be available (or may only be available at cost-prohibitive costs) in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Environmental and Litigation Risks

We may be required to mitigate or compensate others for certain environmental issues, resulting in increased costs.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

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Structures on a property may have contained hazardous or toxic substances, or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, the Manager, and/or the Company to litigation with and liability to third parties.

The Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been invested in by the Company.

We may invest in properties which are not in compliance with the Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property owned and operated by the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, modifications made to comply with the ADA may result in unforeseen costs, which may impair the Company’s ability to make Distributions to its Members.

We may be sued or the target of a regulatory investigation.

Owning and operating the properties and raising money through the sale of securities subjects the Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, investors and others in the ordinary course of business, as well as to the risk of being investigated by state or federal regulators. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits or investigations, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and the Manager may be delayed or prevented from implementing the business plan of the Company.

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Risks Related to Our REIT Status

The Internal Revenue Service may challenge our characterization as a REIT.

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2021. We assert that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Our Manager has discretion to change our REIT election without member approval.

The ability of our Manager to determine that the Company should not be treated as a REIT, without Member approval, may subject us to federal income taxation and reduce distributions to Members. Our Amended Operating Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of Members, if the Manager determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our Members, which may have adverse consequences on our total return to our Member Interests.

We may not be able to comply with REIT distribution and asset requirements, and doing so may require us to forego certain investments.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of unit ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Some of these tests differ for standard income tax rules and therefore values for these purposes may not be susceptible to a precise determination and may diverge from common standards. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

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Our joint-venture investments may not always operate in compliance with REIT requirements.

We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. This failure may occur, despite our Manager actually or constructively having an interest, including a controlling interest, in the partnership outside the Company, and such failure would be deemed within the discretion of the Manager and non-controvertible.

We will suffer negative consequences if a partnership in which we invest fails to qualify as a partnership for tax purposes.

If an operating partnership in which we invest fails to qualify as a partnership for Federal Income Tax purposes, we may cease to qualify as a REIT. We believe that any operating partnership in which we invest would clearly qualify under the “check the box” rules. No assurance can be provided, however, that the Internal Revenue Service, or IRS, will not challenge its status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge – either under current law or as the result in the change of law. If the IRS were successful in treating an operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Federal Income Tax Risks

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR MEMBER WILL DEPEND ON THE MEMBER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

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The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES.” You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

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A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a member’s investment in our Class A Units and may trigger taxable gain.

As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Units, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Units. See “U.S. Federal Income Tax Considerations.”

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Units outstanding.

If no additional Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Units outstanding.

If some additional amount less than the maximum amount of Class A Interests are sold under this offering of this Offering, the purchasers under this Offering will own 100% of the Class A Units outstanding.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Amended Offering Circular unless earlier terminated by the Manager in its sole and absolute discretion, provide that the Manager may extend the Offering so long as it is compliant with the qualification requirements of the Commission.

The Class A Interests are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Cardone Capital LLC, Mr. Cardone, or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s segregated subscription account. The purchase price for the Class A Interests is $1,000 per Unit, with a minimum purchase of five (5) Units. The Company has already raised the Minimum Offering Amount of $1,000,000. Subscription Agreements are irrevocable. However, the Company will allow the subscriber to cancel their subscription and have their subscription amount promptly returned in full, without any fees or deduction, and without any payment of interest, if their subscription is not accepted within one year from the first date of deposit of their funds with the Company (180 days from the first date of deposit for funds received on or before October 28, 2022). The Company will inform all such subscribers whose funds have been deposited with the Company for longer than the applicable period about their right to cancel their subscription prior to accepting them as Members.

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The Company is using the Cardone Capital LLC’s current network of real estate investors to directly solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. However, we have not made any “testing the waters” communications prior to the initial qualification of the Offering Statement. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to directly solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Manager’s website at www.cardonecapital.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website, through email, or by hard paper copy.

Investments will be processed on a first come, first served basis, up to the total Offering Amount of $75,000,000. We are restricting our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code who are not subject to backup withholding. The Company may require investors to certify for their U.S. status in order to become a member, and investors subject to backup withholding may be subject to transfer restrictions or forced transfers under the Amended Operating Agreement.

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The minimum accepted from any Subscriber is $5,000. Subscription funds will remain in the Company’s segregated subscription account until the Subscriber has turned in all requested documentation, after which the Manager shall make a determination as to whether such Subscriber will be accepted as a Member. Each Person whom the Manager determines to accept shall be admitted as a Member and deemed listed as such on the books and records of the Company, and thereupon shall be issued Units (or additional Units) as of the date of acceptance. Each Person whom the Manager determines not to accept will be informed of such rejection and have the payment previously transmitted by said Person promptly returned in full, without any fees or deduction, and without any payment of interest.

The Manager intends (but is not required) to make determinations as to prospective Members on the business days closest to the first and fifteenth day of each month, but may make determinations on different days (especially as to whether the Company should issue additional Units to current Members), and may delay a determination if it believes it needs more information. The Subscription funds may also remain in the Company’s segregated subscription account up until the Company invests in a real estate asset. The Subscription funds may be used as part of an investment in real estate, to repay a note payable to the Manager or an affiliate of the Manager who advanced proceeds to purchase one or more real estate assets (such advances to be repaid with simple annualized interest at market rate, on terms that the Manager believes in good faith to be no less favorable to the Company than generally available from third parties), or pay the Company’s expenses.

The Offering Period commenced on October 29, 2022.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Periodically, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

Affiliate Giveaways Related to the Offering

From time to time, Grant Cardone may announce “Giveaways” of products and services to investors who purchase Units of the Company. Examples of products and services include free or discounted access to paid events, upgrades to previously purchased events, and store credits or physical products. These Giveaways may or may not be based on the dollar amount invested and/or on the investor submitting their subscription agreement within a particular time window. Such Giveaways may also be contingent on the investor paying money to an affiliate of the Manager, traveling to a particular location at their own expense, or entering into additional legal agreements. For example, investors offered discounted tickets to a paid event put on by an affiliate of the Manager will need to pay the non-discounted portion of the ticket price to that affiliate, pay for their own transportation to the event, and may need to sign a liability waiver as a precondition of attendance. Note that some Giveaways may also result in the investors who participate having the fair market value of the product or service provided reported to the IRS as income on a Form 1099-MISC.

Investor participation in any Giveaway is entirely at the option of the investor; this supplement does not change the terms on which Class A Units are being offered. Investors are always free to refuse the offered Giveaway products or service.

The cost of any Giveaways will be borne by the Manager or other affiliated entities. The Giveaways are expected to involve free or discounted products or services normally provided by affiliates of the Manger. As such, Giveaways may result in benefits to affiliated parties of the Manager, such as when an investor pays money for a (discounted) event ticket sold by a Manager affiliate. Affiliates of the Manager may also benefit from the public interest generated in their product(s) or service(s) as the result of the Giveaway and/or receive other benefits from the investor attending one of their events. The Company will not incur any expense in relation to such Giveaways.

The details of any giveaway may be announced at online or in-person events at which Grant Cardone speaks and/or posted on social media. The details of any currently applicable Giveaways will be posted on https://portal.cardonecapital.com/. Note that the information posted on the above linked website is not part of the Offering Circular and should not be relied upon by potential investors.

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USE OF PROCEEDS

Through September 30, 2022, our ongoing offering has raised $32,880,800 in capital through the sale of Class A Units.  It has also received an additional $18,251,634 submitted by potential Investors who seek to purchase Class A Units but whose investment has not yet been accepted into the Company.

Since our formation, the Manager and affiliates of the Manager have provided the Company $409,208 for organization and offering costs, and has repaid $381,047 to these related parties leaving $28,161 balance as of June 30, 2022. This related party advance is unsecured, interest-free, and repayable on demand from the affiliate. These amounts are for expenses incurred related to the Offering as of June 30, 2022 which is prior to this amendment to update our Form 1-A and are not reflected in the below tables. Offering expenses incurred after June 30, 2022 are included with projected expenses and are reflected in the table below.

The table below sets forth our estimated use of proceeds from the Offering, assuming we either (1) sell only 18,251.634 Units (corresponding to the additional amounts already submitted by potential investors) or (2) sell all 42,119.2 unissued Class A Units available to be offered as of the date of this offering circular out of the $75 million maximum offering amount in our common shares by June 30, 2023. We expect to use substantially all of the proceeds from this offering (after paying or reimbursing and offering expenses) to invest in the properties. We expect that ongoing expenses and fees payable to our Manager for its services will be paid from cash flow from operations. There is no guarantee that we will be successful at selling any additional Units offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

	Pending Subscriptions as of September 30, 2022 (rounded to nearest thousand)	Maximum Offering Amount (rounded to nearest thousand)

Gross Proceeds from Investment:	$18,252,000	$42,119,000
Additional Offering Expenses[1]	$585,000	$585,000
Selling Commissions & Fees[2]	$-	$-
Net Proceeds from Investment	$17,667,000	$41,534,000

Acquisitions Fee[3]	$551,000	$1,308,000
Acquisitions[4]	$15,755,000	$37,367,000
Related Acquisition Costs[5]	$788,000	$1,868,000

Additional Working Capital[6]	$573,000	$991,000

Total Use of Proceeds	$17,667,000	$41,534,200

(1)

These costs are for offering expenses which have or will be incurred by the Company between July 1, 2022 and June 30, 2023, by which point we believe we will have our offering will be fully subscribed. If we are not fully subscribed on June 30, 2023, these costs may increase. These estimates include costs related with completing the amendment to the Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our financial statements, and our legal costs. It is expected that the Company will reimburse these expenses to the Manager without interest. The Company expects such fees to be broken out as follows:

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Additional Legal Fees	$4,000
Additional Accounting Fees	$7,000
Additional Organization and Blue Sky Fees	$33,000
Additional Transfer Agent Fees	$5,000
Additional Professional Fees	$9,000
Additional Technology Costs	$37,000
Additional Marketing	$490,000
TOTAL	$585,000

Technology fees will be paid to CrowdEngine for the use of their software for the purposes of processing subscriptions and account management. Computershare will act as our transfer agent which incurred an initial set up fee $1,500, with additional costs dependent on the number of closings (set up fee of $500 per additional closing) and number of investors (additional fee of $3.25 per investor). The Company has estimated that costs for marketing the offering will be less than 1% of the total amount raised.

(2)

Our Manager will not receive any compensation for their efforts in selling our Class A Interests, and the Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

The Manager will be paid a one percent (1%) Acquisition Fee based on the purchase price of a property (multiplied by the percentage of the Property that the Company is investing in, in the case of a co-investment). The Company has the right to leverage up to 80% of the value of the total value of its assets and may leverage more than 80% of the value of any given asset. The Acquisition Fee is based on the total investment in the property, which going forward is assumed to include an average leverage of 71% because of the current conditions of the debt market, which may change. The assets currently invested in by the Company as of September 30, 2022 have been leveraged with debt between 71%-82% of the acquisition cost.

(4)

We plan to primarily invest in multifamily properties but will consider opportunistic commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties with the proceeds from this Offering.

(5)

We believe acquisition related and closing costs could be between 1% and 3% of the value of the property, with an average of 2%. These costs could include travel to states in which we invest in multifamily properties and commercial properties, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related costs to be correlated with the price of the property.

(6)	Costs associated with cash reserves for the properties and fund working capital for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds raised pursuant to this Offering. All amounts listed are estimates.

We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

We do not intend to use the proceeds to acquire the assets of or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering Circular. The below statement of operations for the six months ended June 30, 2022 and Balance Sheet as of June 30, 2022 is derived from the Company’s unaudited internal records.

At June 30, 2022

TOTAL ASSETS EXCLUDING PENDING SUBSCRIPTIONS*	$27,192,965

TOTAL LIABILITIES EXCLUDING PENDING SUBSCRIPTIONS*	286,474

TOTAL PENDING SUBSCRIPTIONS*	8,934,956

TOTAL MEMBER’S EQUITY	26,906,491

TOTAL LIABILITIES, PENDING SUSBSCRIPTIONS, AND MEMBER’S EQUITY	$36,127,921

* Pending Subscriptions represent subscriptions received by investors in this offering in advance of issuance of Class A units. These amounts are recognized on the balance sheet as cash assets offset on a corresponding “offering proceeds” liability until the acceptance of the investor by the Company, at which point these amounts will be converted to members’ equity.

Six Months ended June 30, 2022

Revenues	$(4,307,226)

Expenses	$265,288

Net Income (Loss)	$(4,572,514)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

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Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Cardone REIT I, LLC was formed in the State of Delaware on July 22, 2021. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s strategy is to invest in multifamily and commercial properties in the Sunbelt but will not limit itself geographically. The Company intends to focus on multifamily, but may also invest in real estate across multiple other classes such as retail properties, self-storage facilities, office buildings, warehouse and industrial properties and mixed-use properties. On October 29, 2021, the Company began accepting subscription agreements from investors as part of a $75 million offering under Regulation A Plus. On December 10, 2021, the Company began operations when 8,502 Class A units were issued to investors and debt instruments were entered into with an affiliate to “pre-fund” a portion of three investments. As of September 30, 2022, the Company has issued 32,880.8 Class A units and 1,000 Class B units and has invested in four multifamily real estate properties located in South Florida, as discussed in “DESCRIPTION OF BUSINESS” section starting on page 49.

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The Company offers its Members the opportunity to earn 80% of the Distributable Cash generated by the Company (as defined in the Amended Operating Agreement) which shall be distributed to the Class A Members in proportion to the number of Units owned by each Member (pro-rated based on investment date with regards to the first Distribution). Note that our Manager has discretion to pay more than 80% of the Distributable Cash to Class A Members within any given distribution period. If our Manager does this, it may pay less than 80% of Distributable Cash to Class A Members in some later period to restore the 80%/20% split of total Distributable Cash between Class A and Class B Members.  However, in no case will the Company have paid more than 20% of its total Distributable Cash to the Class B Members. The Manager, Cardone Capital LLC, will exclusively manage the Company. Our properties will be managed by affiliated or unaffiliated third-parties.

We have invested in four multifamily properties and intend to invest in one or more additional properties soon. Our Manager is aggressively searching for properties, and the Manager or its affiliates may “pre-fund” one or more properties, acquiring them using its own funds so as to make that investment available to the Company and any Parallel Funds. See “SUMMARY OF AMENDED OPERATING AGREEMENT. —Parallel Funds, Special Purpose Entities and Co-Investment Opportunities” on page 81. If the Manager or its affiliates “pre-funds” one or more properties, it may charge the Company interest at market rate during the time between when it purchases the property and when the Company uses its Capital to replace that “pre-funding.” Company investments will depend highly on the availability of properties that meet our investment criteria. As our Manager searches for properties, we intend to expend capital in accordance with our Use of Proceeds.

Results of Operations

For the period ended June 30, 2022 (unaudited)

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During the first six months of 2022, the Company invested $7,050,000 in the Company’s fourth investment, Cardone Miami River, LLC, which owns a single purpose entity (“SPE”) that owns a multifamily property in Miami, Florida (the “Miami River” property). Also, during the first six months of 2022, the Company invested an additional $450,000 in Sunrise Member LLC (the “Sunrise” property). As of June 30, 2022, the Company had a total investment amount of $32,050,000, all of which was invested in multifamily properties. The Company had total assets of $36,127,921 and $30,303,263 as of June 30, 2022 and December 31, 2021, respectively. Net losses for the six months ended June 30, 2022 totaled $4,572,514 which included a loss from unconsolidated investees of $4,307,226 and other expenses of $265,288. Net losses for the period July 22, 2021 (inception) to December 31, 2021 totaled $803,220 which included a loss from unconsolidated investees of $733,634, other expenses of $70,437, and interest income of $851. The 2022 and 2021 loss from unconsolidated investees includes $4,961,694 and $762,407, respectively, of depreciation and amortization expense. See Note 3 Investments in unconsolidated investees and Note 5 Related Party Transactions to the Company’s attached June 30, 2022 financial statements on page F-20 for further information regarding investments in unconsolidated investees and fees to the Manager or affiliates.

The multifamily portfolio averaged a strong occupancy level at 95% for the first half of June 2022. South Florida continues to experience increased consumer demand for rental units which has been driving both occupancy and monthly rental revenues higher. The Manager anticipates that the demand for rental units in the locations of the Company’s investments will remain strong in 2022.

Liquidity and Capital Resources

As of December 31, 2021, the Company owed $10,949,810 to an affiliate of the Manager which was borrowed to “pre-fund” the purchase of the first three investments. These loans accrued interest at 6% and were repaid on or before March 1, 2022 from the issuance of Class A units. When the fourth property was purchased, the Company borrowed $609,250 to “pre-fund” the purchase of the fourth investment under the same terms of the previous loans. This loan was repaid on or before May 1, 2022. As of June 30, 2022, the Company had interest payable of $110,204 in conjunction with these loans.

The SPE’s in which the Company invested have leveraged their individual assets with non-recourse debt between 71%-82% of the acquisition cost. As of June 30, 2022, the debt financing for our entire portfolio of SPE’s is less than 77% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). These variable interest rate loans mature in three years and have two one-year options to renew. As of June 30, 2022, the interest rates ranged from 3.82% to 4.53% as compared to the interest rates in December 2021 ranging from 2.63% to 3.30%. These loans have maximum interest rates ranging from 5.58% to 6.25% due to interest rate caps purchased at the time of loan funding. We believe the loans may reach their maximum interest rates in the latter part of 2022 due to a rising interest rate environment.

We anticipate that the revenues from the real properties held by the SPE’s will be sufficient to service any associated debt and to pay for any operating expenses associated with the properties for the foreseeable future. We do not anticipate borrowing any additional funds or offering any additional debt or equity in conjunction with the Company’s current investments. To the extent that the Company does not have adequate offering proceeds to invest at the time of the next acquisition, the Company will “pre-fund” the investment by borrowing funds from an affiliate, as discussed in the Offering Circular.

The Company’s Manager determines the amount of distributions (“Distributable Cash”) to be paid to our investors from the distributions received from the investment in the SPEs which own the properties. Distributions from the properties and distributions to the unitholders began in 2022, with a total of $188,647 being distributed to the Class A Members as of June 30, 2022. At the Manager’s discretion, no distributions were made to the Class B Interest holder, the Manager, with the intention that at a later time, when the cash flow from operations increases or a Capital Transaction occurs, the Manager may adjust cash distributions to retroactively account for the deferred payments. (See Financial Statements Note 4 Member’s Equity in the attached June 30, 2022 financial statements on page F-22 for further information.)

Distributions paid to investors may not be indicative of future distributions since they are dependent upon the amount of the Company’s available Distributable Cash and the distributions received from the SPEs holding each property which may vary due to changes in rental rates, occupancy, expenses and other obligations of the property and general market conditions.

Trends and Key Information Affecting our Performance

Through June 30, 2022, we believe that current market dynamics and underlying fundamentals suggest an overall positive trend in the United States multifamily housing industry. Our properties are in desirable locations and will benefit from the wave of new renters fleeing major metros, many of whom may continue to work remotely. Job growth, increasing household formations and changing demographics provide the backdrop for strong renter demand. We believe that other factors impacting the prime United States renter demographic, such as the increase in the average cost of first-time home ownership, increasing mortgage interest rates, and tight credit standards in the single-family home mortgage market support the value proposition of owning multifamily properties.

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Related Party Transactions

Since our formation, the Manager has provided cash for Company startup costs, $409,208 were incurred by a related party on the Company’s behalf and $381,047 was repaid to the related party leaving $28,161 balance as of the most recent financial statements of the Company (June 30, 2022.) This related party advance is unsecured, interest-free, and repayable on demand from the affiliate.

When each Cardone Member LLC purchases a property, Grant Cardone contributes his equity and loans the balance needed to purchase the property to each Cardone Member entity. During 2021, the Company entered into three promissory notes with principal balances aggregating $16,677,869 with Grant Cardone. The notes are unsecured and bear interest at a rate of 6% with principal and interest due on demand. During 2022, the Company entered into an additional promissory note with the principal balance of $609,250 with Grant Cardone.  As of June 30, 2022, all notes were repaid. Interest expense from inception to December 31, 2021 and from January 1, 2022 to present was $51,934 and $58,270, respectively, for a total of $110,204.

The Company has also paid or accrued Management fees upon the terms set forth in the Operating Agreement, see Note 5 Related Party Transactions to the Company’s attached June 30, 2022 financial statements on page F-22 for further information regarding fees to the Manager or affiliates. The Manager received Class B Interests on August 31, 2021 as founder’s interests for no consideration. On October 6, 2021 an Affiliate of the Manager purchased 25 Class A Interests for $25,000 (on the same terms as Class A Units are being offered pursuant to this Amended Offering Circular) to provide initial capitalization for the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Employees

Our Manager, Cardone Capital LLC, will be assigning the management responsibilities to an affiliate, Cardone Real Estate Acquisitions, LLC (CREA). As of September 30, 2022, CREA has one (1) principal and seventeen (34) employees. Currently, Grant Cardone is the principal of our Manager and CREA and devotes a significant portion of his working hours to our Company without a salary.

For more information on our personnel, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” on page 88. Mr. Cardone coordinates all of our business operations. Cardone Capital LLC or its affiliate CREA provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties is borne by the Manager except those capitalized expenses related to specific properties.

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Our Manager is now spending time overseeing the management of the Company’s existing property investments and finding additional opportunities, negotiating both the purchase and best financing available. It will manage the properties to maximize cash flow and NOI while always seeking opportunities to capture profits through the sale or refinancing of the assets. Staff is in place to handle the general business affairs of our Company such as legal, tax, and accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible investments in multifamily property and commercial real estate. Upon the successful capital raise, the principal and employees of CREA will devote additional working hours to Cardone REIT I, LLC.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out properties for investment across the Sunbelt and may find opportunities in other locations as markets shift and opportunities present themselves. We seek assets that will be attractive to institutions and other real estate investors as we exit the properties to maximize returns. We expect 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, if any, and feasibility of possible improvements;
2.	Using historical rental rates and vacancy rates;
3.

Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review economic data; review any other relevant market information; and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

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Further, potential investors should be advised:

a)	We do not intend to issue senior securities.
b)	We will borrow money collateralized by our properties with up to an 80% value of our real estate assets.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)

We may offer our securities in exchange for property, in which case the Members who contributed said property will receive no more than one Unit for every $1,000 of the fair market value of the property so contributed.

h)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities but may at some time in the future. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing, but we intend that such financing will generally not exceed 80% of the value of the property, although the Company may obtain financing for individual properties which is above 80% so long as total leverage for all Company assets does not exceed 80%.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

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1.	Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company.
2.

Our Manager will be entitled to higher acquisition fees and asset management fees if it purchases investments at higher purchase prices, regardless of the quality or performance of the investment. Additionally, in the case of acquisitions of investments from other entities, the Manager or its affiliates may also be entitled to disposition fees in connection with services for the seller;

3.

The Manager or its affiliates may “pre-fund” a property or otherwise loan money to the Company, with any such loan paying market rate terms which the Manager believes to be no less favorable to the Company than what would be available from third parties. The Manager also may enlist the services of one or more affiliated entities in order to manage our assets. The compensation for those affiliated entities will be at market rates. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

4.	The terms of our Amended Operating Agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.
5.	Our Members may not remove our Manager.

Allocation of Investment Opportunities

We rely on our Manager’s Members who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate, commercial real estate or real estate equity investments, and other select real estate related assets. Each such offering is referred to as a “Project.”

2.

These additional Projects may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Project, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

☐	the investment objectives and criteria of our Manager and other entities;

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☐	the cash requirements of our Manager and other entities;
☐	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
☐	the policy of our Manager and other entities relating to leverage;
☐	the anticipated cash flow of the asset to be acquired;
☐	the income tax effects of the purchase on our Manager or the other entities;
☐	the size of the investment; and
☐	the amount of funds available to our Manager or the other entities.

3.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Projects and other investment opportunities, no Project has any duty, responsibility or obligation to refrain from:

☐	engaging in the same or similar activities or lines of business as any Project;
☐	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Project;
☐	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Project;
☐	establishing material commercial relationships with another Project; or
☐	making operational and financial decisions that could be considered to be detrimental to another Project.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Project more than another or limit or impair the ability of any Project to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Project that such arrangements or agreements include or not include another Project, as the case may be. Any of these decisions may benefit one Project more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

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☐	the continuation, renewal or enforcement of provisions in our Amended Operating Agreement involving our Manager and its affiliates;
☐	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;
☐

acquisitions of investments at higher purchase prices, which would entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might also entitle our Manager or its affiliates or assigns to disposition fees in connection with services for the seller;

☐	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
☐	whether and when we seek to sell our Company or its assets; and
☐	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution” on page 35.

DESCRIPTION OF BUSINESS

The Company has been and intends to continue to generating revenues from rents to tenants in multifamily properties

, and, in certain circumstances, office, self-storage, warehouse and industrial properties which the Company acquires. As of October 17, 2022, the Company holds the following real estate investments:

Property	Location	Year Built	Class	Ownership Interest	# of Units
10X Las Olas Walk	Fort Lauderdale, FL	2020	A	20%	456
10X Living Riverwalk	Fort Lauderdale, FL	2020	A	20%	260
10X Living Sunrise	Sunrise, FL	1996	A	20%	387
10X Living Miami River	Miami, FL	2020	A	15%	346

Total					1,449

10X Las Olas Walk

10X Las Olas Walk (formerly Las Olas Walk) is a 456-unit, Class A luxury apartment community located in Fort Lauderdale, Florida. This newly built multifamily property is located steps from Fort Lauderdale’s iconic Las Olas Boulevard. The property is downtown Fort Lauderdale’s only midrise community and features direct access to Fort Lauderdale’s New River. With over 100 retail and dining options along with over eight million square feet of office space within walking distance, the property offers residents exceptional convenience.

10X Living Riverwalk

10X Living Riverwalk (formerly Four West Las Olas) is a 260-unit, Class A apartment community located in Fort Lauderdale, Florida. This newly built multifamily property is located directly on downtown Fort Lauderdale’s New River. The high-rise community sits at the connecting point of the Las Olas Riverfront and Las Olas Boulevard, providing residents with amongst the highest connectivity of any new development in Fort Lauderdale through its walkability to offices, grocers, the Brightline, and dining and nightlife.

10X Living Sunrise

10X Living Sunrise (formerly Colonnade Residences) is a 1990’s vintage, 387-unit, garden-style apartment community located in the ultra-convenient suburb of Sunrise, Florida, which is a 20-minute drive to downtown Fort Lauderdale. The property is located adjacent to the Sawgrass Mills shopping mall, which is one of South Florida’s top destinations. Sawgrass International Corporate Park, a 612-acre office park, and FLA Live Arena (f/k/a BB&T Center), home of the NHL’s Florida Panthers, are a short drive from the property. 10X Living Sunrise is in the first year of a three-year value-add program estimated to cost approximately $5.8 million, which is expected to be financed with additional advances under the property’s loan facility, but which may also utilize operating revenue from the Property. Upgrades targeting the interior units and amenities along with the exterior aesthetics commenced in the first quarter of 2022. As of June 30, 2022, 27 units have been upgraded.

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10X Miami River

10X Miami River (formerly Waterline Miami River) is a 346-unit, Class A luxury apartment community located in Miami, Florida. This newly built multifamily property is located directly on the Miami River with over 1,000 feet of water frontage and includes a private, riverside recreational park. The newly acquired property is located within the Miami River/Health District submarket which provides area residents with immediate access to the second largest health district in the country along with Miami’s financial and cultural centers, including Brickell, Downtown Miami, and Wynwood. The community’s resort-style amenities were designed to cater to residents’ work-play needs, including private poolside lounges with river views and private offices with individual addresses. The amenities package also includes a top-of-the-line fitness center with motion studio and a riverside children’s playground and dog park.

As of September 30, 2022, the Company had co-invested with Cardone Equity Fund (“CEF”) XVI, CEF XVII, CEF XVIII and CEF 20 as follows:

	Cardone Las Olas LP, LLC		Cardone Riverwalk Member, LLC		Cardone Sunrise Member, LLC		Cardone Miami River Member, LLC
Entity	Investment	Percentage	Investment	Percentage	Investment	Percentage	Investment	Percentage
CEF XVI	$48,747,500	77.5%	$-	-	$-	-	$-	-
CEF XVII	-	-	27,231,250	77.5%	-	-	-	-
CEF XVIII	-	-	-	-	19,473,500	79.0%	-	-
CEF 20	-	-	-	-	-	-	38,775,000	82.5%
REIT I LLC	12,580,000	20.0%	7,040,000	20.0%	4,930,000	20.0%	7,050,000	15.0%
Grant Cardone	1,572,500	2.5%	878,750	2.5%	246,500	1.0%	1,175,000	2.5%
Total	$62,900,000	100%	$35,150,000	100%	$24,650,000	100%	$47,000,000	100%

The four properties that the Company is currently invested in have three-year term loans with interest only variable rate interest payments that reset monthly.  As of June 30, 0222, interest rates on the properties ranged from 3.82%-4.529%.  Interest rates have continued to increase and as of September 30, 2022, the interest rates ranged from 5.54% to 6.25%.  Each loan has a two-year rate cap lock in place therefore the interest rates incurred on these loans will go no higher than a range of 5.54% to 6.25%.

Our Manager’s website may be found at www.cardonecapital.com. Other than the above identified rental properties, we do not own or lease any real property. We do not pay rent for our corporate headquarters which is leased by an affiliate of the Manager. We believe that this space will be sufficient for the long term. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Special Purpose Entities

Throughout the Offering Circular, in reference to “acquisitions,” the Company intends to acquire interests in “special purpose entities,” also known as “SPEs.” The SPEs will hold title to property acquisitions. The Company, in turn, will invest or co-invest in the SPEs; see “SUMMARY OF COMPANY AMENDED OPERATING AGREEMENT —Parallel Funds, Special Purpose Entities and Co-Investment Opportunities” on page 81.

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Objectives

The Company has definite objectives to fulfill its strategy. These include:

☐

Further penetrate the market of providing real estate opportunities for individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment opportunities in the Sunbelt (however, the Company will not limit itself geographically); and

☐	Increasing profits as allowed by market conditions.

The Company will look to invest in properties in growth areas for the best possible price, thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Investments may be individual or multiple properties and will generally consist of multifamily Class A & B assets with 200 to 500 units, although the Company may invest in commercial properties and multifamily properties outside of these ranges.

Generally, the Company will seek multifamily opportunities which meet the following criteria, and commercial properties that meet substantially similar criteria, although the Company may invest in properties outside of these ranges:

Type of Investment	Income
Cash on Cash Return at Pro-Forma	4% - 6%
Leverage	60% - 80%
Existing Occupancy	85% - 95%
Capital Improvement	Minimal

Investment Strategy

The Company is seeking to invest in income-producing real estate assets throughout the United States, specifically in the Sunbelt. Initially, the Company intends to target multifamily properties, but may invest in other property types that meet its investment objectives.

The Company may invest in income producing properties with positive cash flow, or in value-add properties that need significant repositioning or capital investments and may not produce positive cash flow immediately. The Company may also invest in additional properties or make other real estate investments in other property types including office, retail and industrial properties.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in properties which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties that present opportunities for superior returns, that have quality construction and are in desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of primary and secondary metropolitan cities, primarily located in the Sunbelt.

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To this end, the Company’s overall strategy is to:

1)

Identify Class A and Class B multifamily and commercial real estate in quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management;

2)	Invest in those properties at prices where there is sufficient upside potential to obtain attractive returns over the long term;
3)	Make physical alterations and other improvements to those properties where the Company can achieve significant benefit; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

Due Diligence & Financing

When the Manager identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Manager will take the time necessary to complete all its due diligence on the property on behalf of the Company, including a site inspection and reviewing all leases, income and expenses, of the property. After the due diligence process has been completed, the Manager will determine whether the property is suitable or not. If the property is not suitable, the Manager will cancel the contract and look for the next opportunity.

Refinancing

During the initial 12-36 months of owning and managing the property, the Company will analyze the market conditions in the area where the property is located and monitor current interest rates. The Company will then decide whether the property should be maintained, refinanced, restructured (e.g., condominium conversion), or sold (disposition).

Real Estate Investment Life Cycle

There are four phases to the real estate life cycle that are vital to understanding the entry and exit points for a property.[1]

_______________________________

1 Much of the following was derived from “Multifamily is War: Strategy and Tactics needed to make it in real estate.” Sidoti, Jillian

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1. Recovery

In this phase, rental growth remains dormant and there is little sight of new construction. This is a period of growth and buyers who purchase during this time must have the mental and economic fortitude to wait for that growth to happen. During a recovery phase, the opportunity to purchase properties that are considered “distressed” – whether physically or financially – are generally more plentiful providing for more upside, however, cash flow may be somewhat stagnant.

2. Expansion

During a period of expansion, there is growth in the job market and supply for properties is low while demand is high. It is during this time that construction starts are at highs. According to the Corporate Finance Institute, it is estimated that expansions last between four and five years.2 Indicators between recession and expansion are interest rates, unemployment claims, corporate profits, and capital expenditures.

Metric	Expansion	Recession
Interest Rates	Low to Increase	High to Decrease
Unemployment Claims	Low	High
Corporate Profits	High	Low
Capital Expenditures	Increase	Decrease

3. Hyper Supply

After an expansion phase where growth is high, the economy may experience a period of hyper supply. The frenzy to build more units for any purpose (commercial or residential) will eventually catch up with demand. At this time, there will be a period of excess inventory and demand will start to recede. This, like a recovery phase, is a time of patience. Purchasing properties during this phase will require an investor to hold for the long-term in order to realize gains as it is likely that the investor will need to cycle through all the phases of the economic cycle to realize maximum returns. This, most likely, will take several years.

4. Recession

The final phase of the economic cycle is recession. A recession is defined as a significant decline in economic activity. Such a phase could last only months, but could last years (like the Great Recession of 2008). During this phase, it is likely that the economy will experience negative gross domestic product, unemployment is high, and companies pull back on capital expenditures. During this time, it is likely to see a halt in the construction of new homes, including multifamily.

____________________________

2 https://corporatefinanceinstitute.com/resources/knowledge/economics/economic-expansion/

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Mid-Year 2022 Recap3

While the coronavirus and subsequent variants dominated the economic news beginning in the first few months of 2020, that impact has waned considerably in the past year. Uncertainty persists however, with inflation, the reality of slower growth, the possibility of recession, and higher interest rates now taking center stage among the list of factors that will influence the economy as a whole and property markets specifically.

Consumer prices have been trending higher for more than a year, but the rapid pace of inflation recorded in recent months is stressing the economy. The initial thought was that rising prices were “transitory,” but that view gave way when oil prices spiked following the Russian invasion of Ukraine. Inflation has now reached 40-year highs, with annual rates of increase spiking above 8% in each monthly reading since March, before topping 9% in June. The trend of rising prices continued at the outset of the second half; CPI was up 8.5% year over year as of July. Year over year, groceries and gasoline have posted some of the fastest price spikes. Food and energy costs are traditionally some of the most volatile prices and these are often the inputs that consumers notice immediately, dragging down sentiment and restricting discretionary spending.

To combat inflation, the Federal Reserve began raising interest rates and reducing the amount of securities it is holding on its balance sheet in an effort to slow the economy. During the first half of 2022, the Federal Reserve increased the federal funds target rate by 150 basis points, including 75 basis points in June, its largest increase since 1994. The Federal Reserve followed up the June increase with another 75 basis point increase in July.

While there is volatility in the larger economy, the employment market has proven to be particularly stable through the first half. Employers added more than 2.7 million jobs in the first six months of the year, including more than 1.1 million jobs created during the second quarter. Current employment totals surpassed the pre-COVID peak with the addition of more than 500,000 jobs in July. The labor market has remained tight to this point in 2022, with unemployment averaging about 3.7% during the first half. The July rate of 3.5% matched the generational low recorded a few years ago.

The Manager is aware of the uncertainty in the economy and believes the properties the Company is currently invested in along with the properties it intends to invest in are less susceptible to economic downturns as the Company focuses on markets where migration and employment patterns were favorable prior to and after the COVID pandemic. In choosing such markets, the Manager believes that it can operate its existing assets and purchase worthy assets in markets that are realizing increases in rental rates and population.

Outlook and Opportunity4

The multifamily sector entered 2022 in a historic position of strength. National vacancy was 120 basis points below any quarterly recording spanning 2000-2019, stimulating a competitive market among tenants, which accelerated rent growth. The average effective monthly rent in the U.S. rose nearly 16% in 2021, with annual jumps eclipsing 25% in several major Sun Belt markets. However, in the first half of 2022, particularly in the second quarter, demand began to normalize as roughly 80,000 fewer households were created in the U.S. relative to the same six months of 2021. The cool down was prompted by economic headwinds, as well as inflationary impacts on household budgets, including adjusting for higher rent payments. Even with a slower second half, vacancy at midyear leaves ample leeway before rates in most metros approach pre-pandemic levels.

Despite the 60 basis point rise in national apartment vacancy during the first half, approximately 20% fewer rentals were available at midyear across the U.S. compared to year-end 2019. These circumstances and steep barriers to homeownership support sustained momentum in the apartment sector, with the median price of a single-family home jumping by more than 30 percent over the past two years. More recently, mortgage rates have climbed to a post-Global Financial Crisis high. This is swelling the affordability gap, or the difference between an average monthly payment on a median priced home and an average rent obligation. The margin now exceeds $1,000 per month, about three times the magnitude of pre-pandemic norms, exemplifying the relational value of rentals. The cost-saving benefits, coupled with lifestyle elements, locational advantages and flexibility, will sustain apartment demand.

We believe that our investment strategy combined with the experience and expertise of our Manager’s management team will continue to provide attractive long-term equity returns for our members.

__________________________

3 Much of the following market information was taken from Northmarq’s “National Multifamily Outlook,” available at https://www.northmarq.com/wp-content/uploads/2022/08/Midyear_National-Multifamily-Outlook-2022.pdf

4 Much of the following market information was taken from Marcus & Millichap’ “Multifamily National Report - 3Q22,” available at https://www.marcusmillichap.com/research/special-report/2022/08/3q22-multifamily-national-report.

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Acquisition of Properties

The Company will invest in multifamily and commercial investment properties located in the United States. Specifically, the Manager will search for real estate in stable and growth markets across the Sunbelt, but will not limit itself geographically. Attractive market characteristics include job and household formation growth resulting in rising occupancy levels and rising rents. Numerous other factors contribute to the market determination process including but not limited to population growth, valuation trends, occupancy trends, demographic composition, economic conditions, and supply trends.

The Manager and/or its affiliates intends to employ a rigorous underwriting process including proper due diligence, market valuation studies, and total return analyses on behalf of the Company. The Company may invest in properties with strong cash flow, which are stable with opportunities to improve property value. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. In either case, the Company intends to improve the net operating income of each investment by improving revenue and operating margins, thereby raising property value. In this way, the Company effectively improves performance by assuring that each individual investment has multiple forces working to augment cash flow and property value.

Identifying Properties for Investment

The Manager uses its extensive network and highly specialized criteria for identifying, quantifying, and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The Manager has established and maintained a comprehensive network of developers, banks, brokers, and other financial institutions which allow a strong market presence in target markets and robust market intelligence, strengthening our ability to identify properties within the Company’s criteria, often before entering into a market. This local knowledge and network of professionals with deep knowledge of our target asset classes, we feel, gives the Company a competitive and strategic advantage.

The Manager’s goal is to identify the right property in the right market and potentially acquire it before it even hits the general market. To ensure that the time it takes us to raise capital does not unduly limit our opportunities, our Manager or its affiliates may acquire and/or “pre-fund” one or more suitable properties using its own funds. If our Manager or its affiliate acquires and/or “pre-funds” a property that it later sells to the Company (or sells a portion of to the Company) once capital is available, it may charge the Company interest at market rate during the time it holds the property.

Post-Purchase Strategies

The Company intends to hold properties with the intention of increasing values prior to sale of the property. The Company intends to use third-party management to cure inefficiencies in the management, cure deferred maintenance, and deploy strategic capital upgrades aimed at increasing income and enhancing investor returns. The increase in cashflow should result in an increase in value so that the Company may sell or refinance the property for a profit at its proposed exit time.

Due Diligence & Financing

When the Manager identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Manager will take the time necessary to complete all its due diligence on the property on behalf of the Company, including a site inspection and reviewing all leases, income and expenses, of the property. After the due diligence process has been completed, the Manager will determine whether the property is suitable or not.

If the property is not suitable, the Company will cancel the contract and look for the next opportunity. If the property is suitable, it will proceed to close, typically within 45 to 60 days.

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Joint Venture Partners

The Company has acquired and may continue to acquire properties or other real estate related investments from, or invest, co-invest, joint venture, or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The purchase price of any property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with real estate entrepreneurs (“sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However, in some instances, these sponsors may require a right to receive a priority or pari-passu of return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that the Manager also controls or has some control. The Company will take the same approach with such a third-party as if entering into the transaction with a sponsor as discussed above.

We expect to use the net proceeds from this offering for ongoing legal, accounting, and professional fees, and working capital and to finance costs associated with acquiring and investing in commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 1% to 3% of the purchase price of the property acquired, with an average of 2%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 60% to 80% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate. The debt financing for the Company’s current portfolio of real estate investments is approximately 71% to 82% of the acquisition cost of the properties.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. The Company intends to limit borrowing to no more than 80% of the value of Company assets. However, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 60% or more than 80% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

Exit Strategies

The Manager intends to operate the Company for about ten (10) years. Potential investors should note that the Amended Operating Agreement does not compel the Manager to dispose of all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager as stated herein. The Manager may employ multiple exit strategies including, but not limited to:

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to affiliates of the Manager so that the Members may realize appreciation, the Company will look to sell all of the properties owned by the Company to such third-party or affiliates of the Manager.

2. Refinance the Properties and hold. If the then-appraised values of the properties show all Members may receive: a) their return of capital, and b) realized appreciation on the properties, the Company may elect to refinance the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate Investment Trusts. The Manager may elect to a) sell the properties outright to the individual trust; or b) sell the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value. Note: if the Members were to receive stock of the purchaser real estate investment trust in exchange for their Interests, the Members may be able to sell their Interests on the public exchange of which the public real estate investment trust is traded, so long as it is traded.

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4. Bulk Sale to an Institution. The Company may find an institution is interested in purchasing all of the Company’s properties. The Manager may elect to take such an option, even at a discount, to ensure that all properties are sold in a timely fashion and so long as it is in the best interest of the Company.

The Company will make a decision regarding the appropriate exit strategy at the time and in accordance with market conditions.

Geographic Scope

The Company will not limit itself geographically, however the four multifamily properties it has invested in are all located in Florida, and it intends to continue to invest in the Sunbelt. The Manager will search for multifamily and commercial properties that the Company may invest in at an attractive price. The Company may also invest in properties where it believes that the property represents long-term or strategic value. The Company believes it can successfully identify such potential properties based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” on page 88  for a discussion of the Manager’s real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months:

☐	November 2022 – Invest in one additional property; our Manager will continue searching for suitable properties and taking steps necessary to make those investments available to the Company.
☐

Winter 2022 to Fall 2023 – continue to fund raise, invest in additional properties; our Manager will continue searching for suitable properties and taking steps necessary to make those investments available to the Company.

☐	June 2023 - be fully funded and be fully invested.

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Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. Those competitors that are able to purchase properties without debt financing and pay the full purchase price of a property in cash may be able to purchase properties faster or will be able to negotiate better purchasing terms.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2021. Provided that the Company qualifies for taxation as a REIT, the Company generally will be allowed to deduct dividends paid to its Members, and, as a result, the Company generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that it currently distributes to its Members. This treatment substantially eliminates the “double taxation” at the corporate and Member levels that result from investments in corporations. Generally, income generated by a REIT is taxed only at the Member level, upon a distribution of divides by the REIT. We expect to continue to make distributions to Company Members on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements.

Assuming the Company qualifies for taxation as a REIT, the Company will be subject to U.S. Federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

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•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

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•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Members, as described below in “—Requirements for Qualification as a REIT.”

•	We may fail to qualify for the Dividends Paid deduction as a result of operating the Company in its intended manner.

•	The Company’s income may be recharacterized by IRS rules based on holding period of partnerships or underlying investments of partnership owned by the Company as a result of “look-through” rules.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, (“TRS”), and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Member would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the Member), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Member’s basis in our Interests.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

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In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

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For the purposes of the first requirement, “directors” generally means persons treated as directors under the Investment Company Act, which we believe includes our Manager. Our Interests may be transferred, and we believe that the restrictions on ownership and transfers of our Interests do not prevent us from satisfying the second qualification, and indeed aid in assuring the other qualifications herein. Although the Company is organized as a Limited Liability Company, for the purposes of U.S. federal income taxation, we have elected to be classified as a corporation in compliance with the third condition. We currently comply with the fifth and sixth qualifications through the the Interests sold in this offering. To comply with ownership requirements and reporting requirements required by the IRS, we are required to collect and maintain records regarding the actual, and at times beneficial, ownership of our Interests. Provided we comply with these record keeping requirements, and in the absence of a reason to believe we have otherwise filed the sixth qualification upon the exercise of reasonable diligence, we will be deemed to have satisfied the sixth qualification. In addition, our Amended Operating Agreement provides restrictions, alluded to previously, regarding the ownership and transfer of Interests which are intended to assist us in satisfying the ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interest.

This Company may have investments in one or more partnerships. Those partnerships may have Partners who are the Manager, affiliates of the Manager, or related parties of the Manager. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. The results of these “look-through” rules may be less favorable than if a REIT were to own an equivalent portion of a property outright. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. In general, partnerships are not subject to U.S. federal income tax. However, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

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Taxable REIT Subsidiaries (“TRS”)

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Members.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to Members who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates as described herein.

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

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While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. For purposes of the 75% income test, gain from the sale or disposition of a “nonqualified publicly offered REIT debt instrument” (within the meaning of Section 856(c)(5)(L)(ii) of the Code) is non-qualifying income.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

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Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed, even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), interests in mortgages on real property or on interests in real property, mortgage loans secured by real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of our Interests or certain debt. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets, and not more than 25% of the value of our gross assets may be represented by “nonqualified publicly offered REIT debt instruments” (within the meaning of Section 856(c)(5)(L)(ii) of the Code).

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The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

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Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction to offset certain other positions, and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Investments in Loans

We are not limited in our ability to make investments in loans. If the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs. Similarly, if the value of the mortgage loan exceeds the greater of (i) the current value of the real property securing the loan and (ii) the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that our mortgage loans were not properly secured by real estate or that the value of the real estate collateral (at the time of testing, commitment or retesting, as applicable) was otherwise less than the amount of the loan or the value of the loan, as applicable, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Certain obligations secured by a mortgage on both real property and personal property shall be treated as a qualifying real estate asset and give rise to qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

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We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset that generates qualifying income for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us. To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. If the IRS were to successfully not challenge our treatment of a loan as debt for U.S. federal income tax purposes, we could be deemed to hold nonqualifying assets or to earn nonqualifying income, depending on the assets and activities of the issuer, which in turn could adversely affect our ability to qualify as a REIT.

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We may hold indirect participation interests in some loans, rather than direct ownership of the loan. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test to the extent that the loan underlying the participation is a qualifying real estate mortgage. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Members in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Owners of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each Member on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our Members in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. This may impact individual tax planning or reporting.

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In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every Member of the class with respect to which we make a distribution the same as every other Member of that class, and we must not treat any class of Interest other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Interests if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) currently or in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our Members include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our Members would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable.

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We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Members in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our Members by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided, we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our Members, or terminate our status as a REIT. The federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the federal income treatment of ownership of our Interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Our business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

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The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%), and potentially the maximum state income tax rate, on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

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Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our Members in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our Members will generally be taxable. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Members

This section summarizes the Federal taxation of Members. State and local taxes may also apply. Since we intend to restrict our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code who are not subject to backup withholding, we assume these Members are taxable U.S. Persons. Interested non-U.S. Persons should contact a tax professional about structuring their investment in compliance with Federal Tax laws which will not be subject to backup such backup withholding. Tax exempt organizations and accounts may also be treated differently. Each Investor should consult with their tax professional to determine the effects of the tax treatment of the Class A Interests with respect to their individual situation.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable Members out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.

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Distributions from us that are designated as capital gain dividends will be taxed to Members as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the Member has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, Members will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. Members will increase their adjusted tax basis in our Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a Member to the extent that they do not exceed the adjusted tax basis of the Member’s Interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Interests. To the extent that such distributions exceed the adjusted tax basis of a Member’s Interests, they will be treated as gain from the disposition of the Interests and thus will be included in income as long-term capital gain, or short-term capital gain if the Interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to Members and do not offset income of Members from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Interests

In general, gains or losses recognized by individuals and other non-corporate Members upon the sale or disposition of Interests will be treated as capital gains or losses.

Redemptions of Interests

A redemption of Interests will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed Interests. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

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Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Member with respect to our Interests will be treated first as a recovery of the Member’s basis in the Interests (computed separately for each block of Units) and thereafter as gain from the disposition of our Interests. In general, the federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust.” Each Member would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the Member. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Interests.

State, Local and Non-U.S. Taxes

We and our Members may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our Members may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to Members as a credit against their U.S. federal income tax liability. Prospective Members should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our Members may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our Interests.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Interests (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our Interests available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. A Fiduciary should also be aware that our Amended Operating Agreement provides that we may redeem any Units which, in the reasonable opinion of our counsel, may make any portion of our assets “plan assets,” and that such redemption will be at Fair Market Value, as determined by the good faith judgment of our manager. Fiduciaries of any employee benefit plan should note that consult with their counsel and advisors before deciding to invest in our Interests.

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SUMMARY OF AMENDED OPERATING AGREEMENT

The Amended Operating Agreement is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. All prospective Members are urged to read and fully understand the Amended Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Amended Operating Agreement and is qualified in its entirety by reference to the Amended Operating Agreement.

Operating Cash Distributions

The Company intends to make distributions at least annually out of available cash the Company derived from operations and capital transactions together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company, (ii) any required tax withholdings, (iii) reserves for future expenses related to the Company’s operations, as established in the reasonable discretion of the Manager, and (iv) in the case of a capital transactions (such as the sale or refinancing of a real estate asset), any cash which the Manager elects to use for reinvestment, in its reasonable discretion. (“Distributable Cash”). Distributable Cash shall be at least the minimum amount required to be distributed with respect to any taxable year in order for the Company to maintain its status as a REIT.

Distributable Cash from operations will be allocated eighty percent (80%) to the Class A Members and twenty percent (20%) to the Class B Members. Distributable Cash from capital transactions will be allocated as follows: (a) First, Class A Members will receive all Unreturned Capital Contributions; (b) Second, Class B Members will be allocated a “Catch-Up Allocation” to ensure they are allocated 20% of Distributable Cash other than Distributable Cash allocated to Class A Members for return of Capital Contributions (this Catch-Up Allocation provision will only come into effect if the Manager has previously reallocated Distributable Cash from Class B to Class A Members, as discussed below); (c) Finally, eighty percent (80%) of Distributable Cash will be allocated to the Class A Members and the remaining twenty percent (20%) allocated to the Class B Members. Note that the amount of Distributable Cash associated with a Capital Transaction may be reduced or eliminated if the Manager elects to reinvest some or all of the proceeds from that transaction.

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Distributable Cash will be evaluated not less than annually. The Manager may, in its sole discretion, elect to reallocate any Distributable Cash from Class B Members to Class A Members. The Manager may, in its sole discretion, elect to reallocate Distributable Cash from the Class A Members to the Class B Members so long as at least 80% of all Distributable Cash allocated to date (excluding any Distributable Cash allocated to Class A Members for return of Capital Contributions per Section 5.2(ii)(A)) remains allocated to the Class A Members. These provisions effectively allow the Manager to postpone the payment of distributions to the Class B Members, but may result in Class A Members being allocated less than 80% of Distributable Cash during certain distribution periods.

The Manager intends to make Distributions not less than annually, but investors should note that the timing and amount of any Distribution declared by the Company are at the sole discretion of the Manager. Class A Members shall be eligible for Distributions of allocated Distributable Cash as of the date their subscription documents are accepted by the Company. The Manager intends (but is not required) to make determinations as to prospective Members on the business days closest to the first and fifteenth day of each month, but may make determinations on different days (especially as to whether the Company should issue additional Units to current Members), and may delay a determination if it believes it needs more information.

When a Distribution is declared as to Class A Units, it will be divided among the currently issued Class A Units pro-rata. Newly issued Units will receive a share of the Distribution corresponding to the number of days those Units have been issued at the time of the Distribution. Each Distribution will be paid by the Company to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a Distribution is declared. If a Distribution is declared within sixty (60) days of a Member’s initial Units being issued, such Member’s Distribution may held by the Company until the next Distribution is declared after such period, at the sole discretion of the Manager.

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Cash Distributions on Dissolution and Termination

The Company shall be dissolved upon action of the Manager. Upon dissolution of the Company, the Assets of the Company will be liquidated as described below:

☐	First, to pay the creditors of the Company, not including a Member;

☐	Second, to establish reserves reasonably necessary for contingent or unforeseen liabilities and obligations of the Company;

☐	Third, to satisfy any debts owed to the Members; and

☐	Finally, to the Members in the same manner as Distributable Cash from capital transactions, as described above.

Redemptions

Upon demand by the Manager, the Company shall redeem all of the Units held by any Person who is not a “United States Person” within the meaning of 7701(a)(30) of the Internal Revenue Code, and shall additionally redeem any Units for which it is the reasonable belief of counsel for the Company that:

•	such Membership Interests may jeopardize the Company’s status as a REIT; and/or

•	such Membership Interests may cause all or any portion of the assets of the Company to constitute “plan assets” for the purposes of an employee benefit plan.

Such redemptions do not require the Interest holder’s consent and will be made at Company’s Fair Market Value as of the date of redemption (as determined in good faith by the Manager’s judgment). Such Membership Interests shall only be redeemed by the Company to the extent necessary (i.e., a Member may only have some of their Units so redeemed) and the Manager shall cause any such redemption to be made among all such Members with respect to which the basis for redemption is applicable, in a manner determined by the Manager in its sole discretion.

The Manager may also cause the Company to establish a redemption plan pursuant to which a Member may request that the Company redeem some or all of their Units, subject to the terms, conditions, and restrictions set by the Manager. The Manager has no intention of establishing a redemption plan at this time.

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Voting Rights of the Members

Class A Interests are non-voting Interests and will not be entitled to vote on any matter required or permitted to be voted on by the Members under the Amended Operating Agreement or under Delaware Law. Any matter that requires the approval of more than 50 percent of the then current percentage of interests in the Company under the Amended Operating Agreement or Delaware Law shall require only the affirmative vote of more than 50 percent of the then currently issued Class B Units.

Resignation or Removal of the Manager

A Manager of the Company may resign at any time by giving written notice to all of the Members of the Company, which may require approval of a lender if a loan was conditioned on the qualifications of the Manager. The Manager may NOT be removed by the Members.

Limits on Manager’s Liability; Indemnification

To the greatest extent permitted by law, neither the Manager nor any director, officer, agent, employee, or owner of the Manager shall be liable, responsible, or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Manager by the Amended Operating Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith.

The Manager shall not have any duties or liabilities, including fiduciary duties, to the Company or any Member, and all such duties or liabilities are hereby irrevocably expressly disclaimed and eliminated except to the extent expressly provided in the Amended Operating Agreement. The provisions of the Amended Operating Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities (including fiduciary duties) of the Manager otherwise existing at law or in equity, are agreed by the Members to replace any such other duties or liabilities of the Manager.

Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in a portfolio of companies associated with the Company (each, a “Parallel Fund”). A Parallel Fund may consist of certain investors who, for a variety of reasons, may not wish to participate in the investments through the Company. Any costs associated with the formation and administration of a Parallel Fund will be paid by the investors in the Parallel Fund.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies, and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third parties and affiliates of the Manager), or other arrangements in which the Company has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

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To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Company and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Member's’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be more favorable than the co-investment terms offered to electing Members.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Amended Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein. The Company may transact business with any Manager, Member, or any officer, agent or affiliate thereof at market rates, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties. The Company may also borrow money from the Manager, Member or any officer, agent or affiliate thereof at market rates, provided the terms of any such loan are no less favorable than those the Company could obtain from unrelated third parties. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

Restrictions on Ownership and Transfers of Interests

In order for us to qualify as a REIT under the IRS Code, Units of our Company must be owned by 100 or more persons, and not more than 50% of the value of our outstanding s may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To qualify as a REIT, we must satisfy other requirements as well. See “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES —Requirements for Qualification as a REIT” on page 59.

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To assist us in qualifying as a REIT, our Amended Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of Units of our Company that a person may own. Our Amended Operating Agreement provides that generally no person other than our Manager may own (or be deemed to own by virtue of certain attribution provisions of the Code) more than 9.8% in value or in number of our Units, whichever is more restrictive. We refer to these limits collectively as the “ownership limit”. Note that the applicable constructive ownership rules under the Code are complex and may cause Units actually owned by a group of individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of our Units could, nevertheless, cause an individual or entity to own constructively in excess of the ownership limit.

If any transfer of our Units would result in our Units being beneficially owned by fewer than 100 persons, would result in any person violating the ownership limit, or would otherwise result in the Company failing to qualify as a REIT, then that number of Units (rounded up to the nearest whole Units) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The intended transferee will acquire no rights in such Units, the automatic transfer being effective as of the close of business day prior to the date of the event which resulted in the improper transfer, and any dividends mistakenly paid to the intended transferee prior to the discovery that the transfer was improper must be repaid, upon demand, to the trustee for the benefit of the designated charitable organization.

A Member may assign his, her or its Interests only if certain conditions set forth in the Amended Operating Agreement are satisfied and any Transfer of Units requires Manager approval. “Transfer” is defined broadly by the Amended Operating Agreement to include, among other things, any event which causes any Person to acquire beneficial ownership of the Interests, or which gives them the right to acquire beneficial ownership (such as the granting of options). The agreement provides that, assuming the assignment does not violate the above provisions or applicable laws and does not cause any other material adverse effect to the Company, the Manager shall approve any assignments by Members to their spouse, their immediate family (parents, siblings, or descendants), or to a trust for the benefit of the Member, the Member’s spouse, or the Member’s immediate family.

Except as otherwise consented to by the Manager, the assignee of transferred Units must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Amended Operating Agreement and provide the Manager with a power of attorney in the form set forth in the Amended Operating Agreement or otherwise approved by the Manager. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager (which must include the signature of the transferor bearing a Medallion Signature Guarantee stamp) and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

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Each distribution will be paid to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a distribution is declared. Transferors who owned one or more Units for part of a distribution period but did not own those Units on the date the distribution was declared will not receive any distributions on account of the transferred Units.

REIT Election

Our Amended Operating Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our Members, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Dissolution of the Company

The Company shall be dissolved upon the occurrence of any of the following events: (i) The Manager may dissolve the Company once all Company Assets have been liquidated and all remaining Company Assets have been distributed to the Members; (ii) the withdrawal of the Manager unless the Company has at least one Manager remaining or the Class B Members vote to continue business and appoint one or more Managers; (iii) the withdrawal of all Members; (iv) the Company is ordered to be dissolved upon the entry of a decree of judicial dissolution by a court of competent jurisdiction.

Accounting Records and Reports

The books of account of the Company shall be kept using appropriate accounting basis and methods, as determined by the Manager, unless otherwise required by law, and shall be closed and balanced at the end of each Company year. The Manager shall, at the Company’s expense, use commercially reasonable efforts to cause the Company to furnish to each of the Members (a) Form 1099 by January 31 of each year and (b) annual financial reports within one hundred and twenty (120) days after the end of each calendar year. All financial statements and reports shall be prepared at the expense of the Company.

Exclusive Authority of our Manager to Amend our Amended Operating Agreement

Our Manager may amend our Amended Operating Agreement without seeking approval of the Members so long as the Manager reasonably determines that such amendment will not subject any Member to any material, adverse economic consequences.

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Alternative Dispute Resolution

Our Amended Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration. This provision excludes claims under federal securities laws and the rules and regulations promulgated thereunder.

We believe this is enforceable under federal law and the laws of the state of Delaware as it not only clear and unambiguous, but it clearly states, multiple times, that the Member is waiving his/her right to bring a claim in a court of law before a judge or a jury. The Alternative Dispute Resolution Act (1998) requires all federal district courts to authorize and promote the use of alternative dispute resolution programs. The state of Delaware encourages arbitration and passed the Delaware Rapid Arbitration Act (DRAA) which is designed to make arbitration practice timelier and more efficient. The DRAA imposes time limitations on the arbitrator compelling arbitration to complete within 120 days with a 60-day extension.

The Delaware Chancery Court Rules allow parties in a litigation to seek mediation of their pending action in front of a judicial officer different from the one overseeing their litigation. Delaware law also allows for mediation of business and technology disputes where no litigation is already pending. Thus, parties may initiate a mediation in the Court of Chancery without filing a lawsuit. Business entities get access to the experienced Court of Chancery judges, but they also get to resolve their disputes in an efficient and confidential manner. The Court of Chancery’s tradition of flexibility applies in ADR as well, as the parties are able to customize the ADR process to meet their specific needs.

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Members, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the Manager has violated securities laws, or has otherwise engaged in any of the actions for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any Fees or distributions it may otherwise be due.

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It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

Power of Attorney

By becoming a party to the Amended Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish, and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the purchase, financing, refinancing, sale, or management of the properties, as well as those documents that may be necessary or appropriate to qualify or continue the Company in the jurisdictions in which the Company may conduct business or to reflect a transfer of any Interests in the Company or the admission of a Member in accordance with the terms of the Amended Operating Agreement.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time the Company is not currently involved in any litigation, nor are we aware of any threatened or impending litigation against the Company.

Our Manager and Grant Cardone are currently defendants in a putative class action lawsuit brought by an investor who alleges violations of the federal securities laws in connection with the sale of interests in Cardone Equity Fund V, LLC and Cardone Equity Fund VI, LLC. Luis Pino v. Cardone Capital LLC et al., Case # 2:20-cv-08499-JFW was filed in Federal District Court for the Central District of California on September 16, 2020 and dismissed with prejudice on April 30, 2021. Having lost in Federal District Court, the plaintiff filed an appeal to the Ninth Circuit Court of Appeals on May 28, 2021, Case # 21-55564, which appeal remains pending. Our Manager and Mr. Cardone do not believe that this case will interfere with their ability to manage the affairs of the Company.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Units outstanding.

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If no further Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Units outstanding.

If the maximum amount of the Class A Interests are sold, the price per Unit value will be $1,000 per Units for a total of $75,000,000.

If no further Class A Interests are sold, the price per Unit value will be $1.000 per Units for a total of $32,880,800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 17, 2022.

Title of Class	Name of Beneficial Owner	Number of Units As of October 17, 2022	Percent As of October 17, 2022	Number of Units After Offering	Percent After Offering
Class B Interests	Cardone Capital LLC	1,000	100%	1,000	100%
	TOTAL	1,000	20%	1,000	20%

Class A Interests	Cardone Capital LLC	0	0%	0	0%
Class A Interests	Grant Cardone	25	0.076%	25	0.033%
	TOTAL	25	0.076%	25	0.033%

Grant Cardone, our Founder and Chief Executive Officer has dispositive control over the Class B Interests that are owned by our Manager, Cardone Capital LLC. Class A interests were sold to Grant Cardone on the same terms as Class A Units are being offered pursuant to this Offering Circular. All other Class A Interests are being sold through this Offering. The Class A Interests will maintain a 80% interest in the Company overall and Class B Interests will maintain a 20% interest in the Company overall. However, investors should note that Class A Units do not have voting rights, and any matter that requires the approval of more than 50 percent of the then current percentage of interests in the Company under the Amended Operating Agreement or Delaware Law shall require only the affirmative vote of more than 50 percent of the then currently issued Class B Units. Class B Interests were issued as founder’s interest for no consideration.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

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MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title	Term at Cardone Capital LLC
Grant Cardone	63	Founder and CEO	July 2017 (Inception) to Present
Ryan Tseko	38	Executive Vice President	July 2017 (Inception) to Present
Dan Bell	50	Chief Operating Officer	May 2021 to Present
Susan Schieman	65	Chief Financial Officer	January 2018 to Present

All of the above individuals work full time for the Company’s Manager, Cardone Capital LLC, but the Manager is responsible (in its role as Manager to other Entities) for the management of thirty-one (36) multifamily communities and two office buildings valued at over $4 billion Recent real estate investments made through December 31, 2021 are described in the section entitled “PRIOR PERFORMANCE.”

Duties, Responsibilities and Experience

Mr. Cardone is the sole decision maker of Cardone Capital LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Amended Operating Agreement.

The principals of the Manager are as follows:

Grant Cardone

President and Chief Executive Officer

Grant Cardone is the Founder of Cardone Capital LLC, the Company’s Manager, and Cardone Real Estate Acquisitions, LLC, the Manager’s acquisition arm. Mr. Cardone started Cardone Real Estate Acquisitions, LLC in 1995. Mr. Cardone has over 30 years of experience investing in multifamily real estate properties. He currently manages a real estate portfolio with 11,903 apartment units and over 220,000 square feet of Class A office space valued in excess of $4 billion. Over the years, Grant has led over 70 transactions across eight states: California, North Carolina, Georgia, Florida, Alabama, Arizona, Tennessee and Texas.

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Ryan Tseko

Executive Vice President

Ryan is often referred to as Grant Cardone’s right-hand man but his actual title is Executive Vice President of Cardone Capital. Ryan was a key driver in building the real estate portfolio to its current level and implementing Cardone Capital’s strategy. It all started 7 years ago when Grant took him under his wing, literally. He was Grant’s airline pilot and had already built a decent size real estate portfolio in his twenties, consisting of 21 properties.

From an early age, he loved the long game of real estate and its ability to create generational wealth. Naturally, he made a discernible shift from flying to managing Cardone Capital. In direct correlation to his innate management and entrepreneurial mindset, he was able to dramatically grow Cardone Capital to its current stature. Grant and Ryan have led the team to raise over $600,000,000 via Crowd Funding alone.

He received his Bachelor of Science in Aviation and Airway Management along with Operations from Utah Valley University.

Dan Bell

Chief Operating Officer

Dan Bell has 25 years of finance and operations experience and joined Cardone Real Estate Acquisitions, LLC in 2021 as the Chief Operating Officer. In this capacity he is responsible for all non-acquisition functions and the day-to-day operations of the Manager. From 2000 to 2011, Dan was an investment banker at Credit Suisse focused initially on mergers and acquisitions and subsequently equity capital markets. During his tenure at Credit Suisse, Dan completed approximately $75 billion of advisory and financing transactions. During 2012 to 2015, Dan was the Co-Head of Strategy and Capital Markets at Annaly Capital Management where he was responsible for acquisitions, capital raising, and organizational strategy for a publicly traded real estate investment trust with over $100 billion of assets. Dan also served as the Head of Finance for a real estate family office. Dan began his career at Bank of America as a leveraged loan analyst. He holds a B.S. in Business Administration with a finance concentration from West Virginia University.

Susan Schieman

Chief Financial Officer

Ms. Schieman has over 30 years of private industry and public accounting experience including; serving as Chief Financial Officer for a multi-family real estate company, a multi-family property manager and a real estate development company. In addition, she spent 10 years with venture capital firms and 15 years in public accounting, including 10 years with Deloitte and Touche. While in public accounting, she has worked with clients from numerous industries including multi-family real estate, commercial and retail real estate, real estate development, technology, finance and manufacturing, ranging in size from Fortune 500 companies to startup businesses. From 2004 to 2013, Ms. Schieman was the CFO of Blue Chip Venture Company. Her experience as a venture capital Chief Financial Officer included supervising the back-office operations for four venture capital firms with more than $700 million of assets under management. From 2013 to 2014, she served as CFO of RG Properties, Inc, a privately held office and retail developer and property manager. From there and until 2016, she served as CFO of Trez Forman Capital Group, LP. Ms. Schieman served as a real estate consultant and CFO for Ventron Management, LLC, a multifamily real estate manager and fund manager with over 7,700 units, until she began her tenure in 2018 as the CFO for Cardone Real Estate Acquisitions and its related companies, Ms. Schieman received her BS in Accounting from Bowling Green State University, Ohio and her MBA, concentrating on Management Information Systems, with honors from Xavier University, Cincinnati, OH.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Cardone Capital LLC, Manager	2021	$0	$0	$0	100% of the Class B Interests

The Class B Interests were issued as founder’s interest for no consideration. Currently the Manager holds 100% of the Member’s equity of the Company. The Manager’s Class B Interest will be a 20% profits interest, although the Manager may choose (in its sole discretion) to defer the allocation of the full 20% of Distributable Cash to Class B Members until after Class A Members have had all of their Capital Contributions returned.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Our Manager and its principals, employees, and affiliates will provide services to us in exchange for the fees and compensation set forth below in “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”. The Manager received Class B Interests for no consideration.

Transfer Agent

We intend to enlist the services of Computershare as our transfer agent.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager

We issued 100% of the Class B Interests on August 31, 2021 to our Manager for no consideration. The Manager is controlled by Grant Cardone. Grant Cardone is the manager of the Manager. The Manager shall receive the following fees and compensation:

Fee	Timing of the Fee	Amount or Description of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired

The Manager or its designated assigns will earn an acquisition and due diligence fee of 1.0% of the purchase price of the individual property (multiplied by the percentage of the property that the Company is investing in, in the case of a co-investment). As of June 30, 2022, an Affiliate of the Manager has been paid $6,235,000 in acquisition fees in connection with the purchase of properties the Company has invested in, the Company’s proportional share of which totaled $1,174,000. Total fees are difficult to determine at this time, but are estimated in the section entitled "USE OF PROCEEDS", above.

Asset Management Fee	Fees charged to the Company for management of its investments

The Manager or its designated assigns will earn an asset management fee of 1% of the total Capital Contributions made to the Company by its Members (i.e., paid for the purchase of Class A Interests), accrued monthly. As of June 30, 2022, the Manager has accrued $226,458 in asset management fees, which the Company plans to pay when there is adequate operating cash or when a property disposition occurs.

Disposition Fee	Fees charged to the Company as Properties are disposed of

The Manager or its designated assigns will earn a disposition Fee of 1.0% of the sales price of the individual property (multiplied by the percentage of the property that the Company is investing in, in the case of a co-investment). Total fees are difficult to determine at this time.

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Fee	Timing of the Fee	Amount or Description of Fee

Property Management Fee	Fees charged monthly during property operation as compensation for day-to-day management services provided

The Manager and/or an affiliated or third-party property managers will receive (in addition to reimbursement of expenses and costs) a property management fee for each Property managed at market rate (the approximate cost of property management services under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) calculated on the monthly gross income from that Property, paid as an expense of the Property. As of June 30, 2022, a portion of the property management fee paid to one of the property managers was remitted to a designated affiliate of the Manager for assistance with the properties’ marketing program, which are reported as a “marketing fee” in the Company’s financial statements. The amount paid to the affiliate of the Manager was $20,356 as of as of June 30, 2022. Total fees are difficult to determine at this time.

Fees for Professional Services	Fees charged to the Company as Services are Provided

The Manager and/or its affiliates will be reimbursed the fair value for provision of professional services to the Company at reasonable commercial rates on either an hourly or per-service basis. As of September 30, 2022, no such fees have been paid or accrued. Total fees are difficult to determine at this time.

Other Fees	Fees charged to the Company as Services are Provided

The Manager and/or its affiliates may receive market rate fees (the approximate cost of a good or service under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) and costs for any construction, construction management, repair and maintenance work performed, and real estate and loan brokerage fees with respect to such services provided to or with regard to each such property. As of September 30, 2022, no such fees have been paid or accrued. Total fees are difficult to determine at this time.

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Fee	Timing of the Fee	Amount or Description of Fee

Reimbursement of Expenses	Reimbursements Provided as Expenses are Incurred

The Manager or its affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from Capital Contributions, operating revenue, or reserves. The Manager may also reimburse Members of the Company for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager's sole discretion. Organization and offering costs from inception to June 30, 2022 of $409,208 were incurred by a related party on the Company’s behalf and $381,047 was repaid to the related party leaving $28,161 balance, which is included as a component of accrued expenses – related parties on the Company's June 30, 2022 balance sheet. As of December 31, 2021, total organization and offering costs totaled $220,561 of which $220,296 was repaid to the related party leaving $265 balance, which is included as a component of accrued expenses – related parties on the Company's December 31, 2021 balance sheet.  This related party advance is unsecured, interest-free, and repayable on demand from the affiliate. Total reimbursements are difficult to determine at this time.

Loans	Loans Repaid According to their Terms

The Manager and/or its affiliates may receive compensation from the Company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be on terms that the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager in good faith and not as a result of arm’s length negotiations. As of September 30, 2022, Affiliates of the Manager have provided loans in the amount of $17,287,119, all of which have all been repaid together with $110,204 in interest. Future loan terms and amounts are difficult to determine at this time.

Carried Interest	Class B Interest

20% profits interest and 20% of Distributable Cash. Note that the Manager may choose (in its sole discretion) to defer the allocation of the full 20% of Distributable Cash to Class B Members until after Class A Members have had all of their Capital Contributions returned. At the Manager’s discretion, no distributions were made to the Class B Interest holder, the Manager, with the intention that at a later time, when the cash flow from operations increases or a Capital Transaction occurs, the Manager may adjust cash distributions to retroactively account for the deferred payments. As of September 30, 2022, the Manager has deferred distribution payments totaling $129,357.

The Manager in its sole discretion, may suspend, delay, accrue, or forego payment of any of the fees listed above unless otherwise contractually bound. Fees not paid when earned will be paid as an expense of the Company when Company resources allow, or will be paid when after the sale of the Company’s assets.

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PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is Cardone Capital LLC, and the principal owner and manager of the Manager is Grant Cardone.

From 2017 to the present, Grant Cardone, as the sole principal of the Manager, Cardone Capital LLC, and its acquisition arm, Cardone Real Estate Acquisitions, LLC, has assembled a portfolio of thirty-six (36) multifamily communities and two office buildings valued at approximately $4 billion. The office buildings are both located in Aventura, FL, and one is Cardone Enterprises headquarters with 23,000 sq. ft. and the other has 220,000 sq. ft.

As of September 30, 2022, out of the thirty-six (36) communities and two office buildings, 24 of these acquisitions involved 18 different offerings of securities, raising over $830 million from over 7,900 investors. Three offerings were closed for investment during 2022 and are not included in the following tables: Cardone Equity Fund XVII, Cardone Equity Fund XVIII, and Cardone Equity Fund 20. For the closed funds, we refer to each of these securities offerings and the properties they included as “Projects”. Each of the Projects has investment objectives that are similar to the investment objectives of the Company. Each Project is identified below “Cardone Equity Fund [#]” or “CE [#].”

All of these Projects were deemed to be similar in nature in that they raised funds from private equity offerings exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring and/or investing in income-producing multifamily real estate assets as long-term investments for eventual sale. Two of the Projects raised funds under Regulation A+ and parallel invested along with Regulation D offerings.

Because of these similarities, investors who are considering purchasing Class A Interests from the Company might find it useful to review information about the Projects. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of the Company’s Class A Interests.

STRATEGY AND RESULTS

As described at length in “DESCRIPTION OF BUSINESS —Investment Strategy” section starting on page 51, the strategy of our Manager on the behalf of the Company is to:

1)

Identify Class A and Class B multifamily and commercial real estate in quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Invest in those properties at prices where there is sufficient upside potential to obtain attractive returns over the long term;
3)	Make physical alterations and other improvements to those properties, where the Company can achieve significant benefit; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

Net Operating Income

We calculate “net operating income” using the industry-standard definition,i.e., the gross income from the property minus operating expenses. The gross income from a property means primarily rental income, but where applicable also includes other income items such as parking fees and income from operating vending machines and laundry facilities. Operating expenses include all of the expenses required to operate the property, such as insurance, property management fees, utilities, property taxes, repairs and janitorial fees. Net operating income does not reflect debt service payments (principal and interest), capital expenditures, or depreciation and amortization.

Cash On Cash Distribution

We calculate “cash on cash distribution” by dividing the distributions paid by the total equity invested. For example, suppose a property were purchased for $100, using $80 of debt and $20 of equity, and the property paid a distribution of $2 for a given year. The “cash on cash distribution” for that year would be 10%, $2 divided by $20.

IRR

“Internal rate of return” is a financial concept that measures the overall return from an investment, taking into account all the money invested and all the money returned, as well as the timing of each contribution and distribution.

As of October 17, 2022, no Projects have been sold.

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CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

Acquisitions of Properties Within Last Five Years

During the last five years, the Manager has purchased 24 properties for over $2.5 billion with outside investors, which have an aggregate of 8,875 apartment units and 220,000 sq. ft of commercial office space.

Prior Performance Tables

The Manager of the Company is Cardone Capital LLC, and the principal owner and manager of the Manager is Grant Cardone.

From 1995 to the present, Grant Cardone, as the sole principal of the Manager, Cardone Capital LLC, and its acquisition arm, Cardone Real Estate Acquisitions, LLC, has purchased over 50 multifamily communities and two office buildings in transactions with a total acquisition cost at over $3 billion and currently has 37 properties that are valued at approximately $4 billion.

As September 30, 2022, Mr. Cardone and the team have raised $900 million across 19 funds to purchase twenty-three properties. Eleven (11) of the properties were acquired with the proceeds of nine (9) private offerings of securities made exclusively to Accredited Investors as defined in Regulation D under the Securities Act. Additionally, thirteen (13) other properties were purchased by three groups of funds which included a Regulation A+ fund (primarily for non-accredited investors) along with one or more Regulation D funds. Cardone Equity Fund V and Cardone Equity Fund IV parallel invested in five properties, Cardone Equity Fund VI and Cardone Equity Fund VIII parallel invested in four properties, and REIT I, LLC has parallel invested in four properties with Cardone Equity Fund XVI, Cardone Equity Fund XVII, Cardone Equity Fund XVIII and Cardone Equity Fund 20 (each fund investing in a single property). We refer to each of these securities offerings and the properties they included as a “Project.” As of October 17, 2022, none of the Projects were sold or transferred.

All of these Projects were deemed to be similar in nature in that they raised funds from offerings exempt from registration pursuant to the safe harbor afforded by Regulation D and Regulation A+ under the Securities Act for the primary purpose of acquiring and/or investing in multifamily and commercial real estate assets as long-term investments for eventual sale. In addition, Each of the Projects also has investment objectives that are identical to the investment objectives of the Company.

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Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Other Projects from which the Sponsor received compensation during the last three years.	Describes all compensation paid to the sponsor within the last three years.
III. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last three years.	Summarizes each property purchase, including number of units, purchase price, and financing.

Because of the similarities between the Projects and the Company, investors who are considering purchasing Class A Interests from the Company might find it useful to review these tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGER HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

The prior performance tables reflect properties whose manager or managing member is the Manager and/or Grant Cardone. Our Manager, Cardone Capital LLC, was formed in 2017 by Grant Cardone. Over time, the assets owned by the various entities and managed by the Manager or Grant Cardone will be sold.

Table I – Manager Experience (unaudited) - sets forth the Manager’s historical experience for all projects that closed were closed during the three most recent years (i.e., between January 1, 2019 and December 31, 2021) as of December 31, 2021:

	CE IV	CE V*	CE VI*	CE VIII	CE IX	CE X	CE XI	CE XII	CE XIV	CE XV	CE XVI
Dollar Amount Offered	$125,000,000	$50,000,000	$50,000,000	$100,000,000	$50,000,000	$75,000,000	$50,000,000	$50,000,000	$50,000,000	$80,000,000	$225,000,000
Dollar Amount Raised	$106,000,000	$50,000,000	$29,463,000	$79,297,000	$47,600,000	$64,500,000	$38,400,000	$33,400,000	$20,500,000	$69,400,000	$49,060,000
Less Offering Expenses	$203,597	$147,220	$102,707	$108,566	$51,682	$48,450	$38,374	$47,388	$14,810	$72,515	$41,878
Reserves	$3,238,039	$1,459,357	$414,351	$435,649	$2,277,715	$286,585	$845,615	$1,328,542	$1,067,014	$2,145,854	$784,363
Percent available for investment	97%	97%	99%	99%	96%	100%	98%	96%	95%	97%	98%
Acquisition Costs	$102,558,364	$48,393,423	$28,945,942	$78,752,785	$45,270,603	$64,169,966	$37,516,011	$32,024,071	$19,418,176	$67,181,631	$48,233,759
Prepaid items and fees related to purchase of property	4,912,840	2,538,858	2,763,578	7,871,950	1,790,603	3,524,966	2,137,011	13,114,071	(271,824)	1,941,631	3,051,259
Cash down payment	95,603,134	45,005,236	25,278,543	68,451,370	42,265,000	59,000,000	3,400,000	18,000,000	19,000,000	63,400,000	43,400,000
Acquisition fees	2,042,390	849,330	903,820	2,429,465	1,215,000	1,640,000	979,000	910,000	690,000	1,840,000	1,782,500

Percent Leverage of underlying real estate investment	69%	69%	72%	72%	65%	64%	65%	80%	72%	66%	76%
Date Offering Began	6/1/2018	12/12/2018	9/26/2019	10/18/2019	6/19/2020	9/1/2020	1/4/2021	3/16/2021	5/18/2021	5/24/2021	10/15/2021
Date Offering Closed	10/11/2019	9/23/2019	6/25/2020	6/25/2020	10/1/2020	12/29/2020	4/16/2021	5/28/2021	6/18/2021	11/18/2021	12/30/2021
Length of Offering (in months)	16.6	9.5	9.1	8.4	3.5	4.0	3.4	2.4	1.0	5.9	2.5
Months to Invest 90% of amount available	16.1	8.5	8.8	7.0	1.8	3.9	2.5	2.1	1.0	4.3	2.2

* Derived from audited financial statements

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Table II- Managers Compensation(unaudited)-summarizes the compensation the Manager received from the projects closed during the most recent three years(i.e., between January 1, 2019 and December 31, 2021) as of December 31, 2021:

Type of Compensation	CE IV		CE V(1)		CE VI(1)	CE VIII	CE IX	CE X	CE XI	CE XII	CE XIV	CE XV	CE XVI
Date Offering Commenced	6/1/2018		12/12/2018		9/26/2019	10/18/2019	6/19/2020	9/1/2020	1/6/2021	3/24/2021	5/18/2021	5/24/2021	10/15/2021
Dollar Amount Raised	$106,000,000		$50,000,000		$29,463,000	$79,297,000	$47,600,000	$64,500,000	$38,400,000	$33,400,000	$20,500,000	$69,400,000	$49,060,000

Amount paid to sponsor from proceeds of Offering:

-Acquisition Fee	$2,042,390	(3)	$849,330	(4)	$903,820	$2,429,465	$1,215,000	$1,640,000	$979,000	$910,000	$690,000	$1,840,000	$1,782,500

Other(2)	$7,056,126		$3,551,788		$2,933,467	$7,493,152	$3,637,941	$4,612,213	$2,643,443	$2,744,694	$1,514,810	$5,356,227	$4,695,598

Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	$14,747,221		$6,437,960		$3,249,999	$9,533,901	$5,782,421	$4,219,255	$1,835,353	$1,823,523	$2,509,885	$613,960	$(57,615	)(5)

Amount paid to sponsor from operations:

-Asset Management Fees	$2,615,752		$1,102,879		$484,364	$1,030,192	$552,931	$420,979	$229,458	$189,511	$40,778	$122,727	$0

-Due Diligence Expense

-Organizational Fees and Expenses	$203,597		$147,220		$102,707	$108,566	$51,682	$48,450	$38,374	$47,388	$14,810	$72,515	$41,878

(1)	Derived from audited financial statements
(2)	Includes reimbursements and marketing costs.
(3)	Acquisition fee totaling $997,613 is due. Balance will be paid at a later date from reserves, operations, or at disposition.
(4)	Acquisition fee totaling $575,411 is due. Balance will be paid at a later date from reserves, operations, or at disposition.
(5)	CE XIV has not received a cash distribution from its investment through December 31, 2021, resulting in a negative balance.

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The respective projects still retain ownership of the properties and intend to hold each property for up to 10 years. At the time of disposition of the properties, the Manager will receive a 1% disposition fee based on the sale of the property.

Tables III(a) – III(g) – Operating Results of Prior Projects - set forth the operating results of properties included in prior real estate projects the offerings of which closed in the most recent five years (i.e., between January 1, 2017 and December 31, 2021):

Table III(a) – Operating Results of CE II (unaudited)

	Period from Aug. 16, 2016 (Date of Inception) to Dec. 31, 2016		Year Ended Dec. 31, 2017	Year Ended Dec. 31, 2018	Year Ended Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31, 2021
Summary of Income Statement Data:
Gross revenue-	$722,394		$4,061,740	$4,217,254	$4,379,181	$4,383,349	$4,590,683
Less-Operating expenses	$210,604		$1,508,110	$1,615,933	$1,595,543	$1,710,853	$1,782,653
Net operating income	$511,790		$2,553,630	$2,601,321	$2,783,638	$2,672,496	$2,808,030
Interest expense	$218,951		$1,207,733	$1,214,002	$1,210,867	$1,214,185	$1,210,867
Non-operating - Tax depreciation and amortization	$228,015		$1,098,344	$3,774,739	$1,377,961	$1,231,737	$1,929,820

Net income(loss) - Accrual basis	$64,824		$247,553	$(2,387,420)	$194,810	$226,574	$(332,657)

Taxable Income from operations	$157,174		$(229,898)	$(2,348,438)	$73,295	$166,953	$(410,803)
Cash generated from operations	$214,354	(1)	$868,446	$1,426,301	$1,451,256	$1,398,690	$1,519,017
Cash used in investing activities	$0		$(14,919)	$0	$0	$0	$0
Cash used in financing activities							(41,401)
Cash used in refinancing or sale	$0		$0	$0	$0	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$0		$952,353	$961,146	$1,110,803	$999,658	$1,000,296
-less cash distribution to Manager	$0		$244,652	$224,654	$329,000	$269,150	$269,500
Cash generated after cash distributions	$214,354		$(343,478)	$240,501	$11,453	$129,882	$207,820

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$19		$(28)	$(282)	$9	$20	$(49)
Cash Distributions Paid to Investors (2)
-From Operations	$0		$114	$115	$133	$120	$120

Summary Balance Sheet:
Total assets (before depreciation)	$37,849,516		$37,585,630	$37,103,005	$37,164,506	$37,319,877	$37,570,434

Fixed assets	$36,408,703		$35,341,467	$31,582,916	$30,221,144	$29,013,996	$27,122,037
Cash, including restricted	$137,228		$508,753	$374,690	$436,778	$575,992	$780,357
Other assets	$1,075,570		$409,051	$79,112	$78,524	$86,282	$110,802
Total assets (after depreciation)	$37,621,501		$36,259,271	$32,036,718	$30,736,447	$29,676,270	$28,013,196

Current liabilities	$211,744		$381,044	$247,860	$197,234	$245,294	$293,184
Long-term liabilities	$29,056,433		$29,056,733	$29,072,922	$29,089,111	$29,105,300	$29,080,089
Total liabilities	$29,268,177		$29,437,777	$29,320,782	$29,286,345	$29,350,594	$29,373,273
Members' Capital	$8,353,324		$6,821,494	$2,715,936	$1,450,102	$325,677	$(1,360,077)
Total Liabilities and Members' Capital	$37,621,501		$36,259,271	$32,036,718	$30,736,447	$29,676,270	$28,013,196

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%		100%	100%	100%	100%	100%

(1)	Cash generated from investments excludes distribution to Member for income generated prior to the fund raising, 12/1/2016.
(2)

Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE. For CE II $952,353 divided by total equity of $8.33M times 1,000.

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Table III(b)  – Operating Results of CE III (unaudited)

	Period from Jan. 30, 2018 (Date of Acquisition) to Dec. 31, 2018	Year Ended Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31, 2021
Summary of Income Statement Data:
Gross revenue-	$11,436,178	$13,070,015	$12,537,236	$12,825,065
Less-Operating expenses	$5,491,810	$5,922,030	$6,425,622	$6,449,129
Net operating income	$5,944,368	$7,147,985	$6,111,614	$6,375,936
Interest expense	$3,381,036	$4,013,754	$4,005,486	$3,999,314
Non-operating - Tax depreciation and amortization	$33,408,048	$3,691,010	$2,879,787	$2,938,415

Net income(loss) - Accrual basis	$(30,844,716)	$(556,779)	$(773,659)	$(561,793)

Taxable Income from operations	$(30,343,903)	$(1,224,082)	$(713,561)	$(723,347)
Cash generated from operations	$3,064,145	$2,466,928	$2,166,226	$2,215,068
Cash used in investing activities	$0	$0	$0	$0
Cash used in financing activities	$(1,331,238)	$(242,043)	$0	$0
Cash used in refinancing or sale	$0	$(750,000)	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$1,655,502	$2,193,978	$2,052,882	$1,682,594
-less cash distribution to Manager	$0	$0	$0	$0
Cash generated after cash distributions	$77,405	$(719,093)	$113,344	$532,474

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(674)	$(27)	$(16)	$(16)
Cash Distributions Paid to Investors (1)
-From Operations	$37	$49	$46	$37

Summary Balance Sheet:
Total assets (before depreciation)	$138,701,908	$138,848,717	$139,052,343	$139,722,645

Fixed assets	$103,662,072	$100,837,739	$98,053,908	$95,322,290
Cash, including restricted	$1,559,184	$1,578,640	$1,768,250	$2,279,123
Other assets	$217,264	$231,406	$245,421	$294,009
Total assets (after depreciation)	$105,438,520	$102,647,784	$100,067,579	$97,895,422

Current liabilities	$802,801	$765,352	$942,848	$933,922
Long-term liabilities	$93,961,958	$93,604,262	$93,700,218	$93,796,174
Total liabilities	$94,764,759	$94,369,614	$94,643,067	$94,730,096
Members' Capital	$10,673,761	$8,278,170	$5,424,512	$3,165,326
Total Liabilities and Members' Capital	$105,438,520	$102,647,784	$100,067,579	$97,895,422

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%	100%

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For CE III $1,655,502 divided by total equity of $45M times 1,000.

99

Table III(c) – Operating Results of CE IV and CE V (unaudited)

	CE IV				CE V
	Period from Dec. 15, 2018 (Date of Acquisition) to Dec. 31, 2018	Year Ended Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31, 2021	Period from Jan. 1, 2019 (Date of Acquisition) to Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31, 2021
Summary of Income Statement Data:
Gross revenue-	$1,815,829	$15,528,208	$24,387,092	$26,119,431	$7,726,110	$11,324,215	$12,242,773
Less-Operating expenses	$561,389	$6,899,690	$10,612,025	$11,304,033	$3,458,543	$4,941,760	$5,241,592
Net operating income	$1,254,440	$8,628,518	$13,775,066	$14,815,398	$4,267,568	$6,382,454	$7,001,180
Interest expense	$648,287	$5,116,906	$7,973,469	$7,961,013	$2,613,553	$3,801,017	$3,794,114
Non-operating - Tax depreciation and amortization	$1,242,382	$62,775,983	$6,983,400	$7,077,490	$30,475,017	$3,182,658	$3,247,531

Net income(loss) - Accrual basis	$(636,229)	$(59,264,372)	$(1,181,803)	$(223,106)	$(28,821,003)	$(601,221)	$(40,464)

Taxable Income from operations	$(295,361)	$(59,322,334)	$(1,807,858)	$(1,792,066)	$(29,005,537)	$(835,650)	$(925,540)
Cash generated from operations	$947,021	$3,453,649	$5,175,542	$5,285,424	$1,469,480	$2,347,008	$2,321,991
Cash used in investing activities	$0	$0	$0	$0	$0	$0	$0
Cash used in financing activities	$0	$0	$0	$0	$0	$0	$0
Cash used in refinancing or sale	$0	$0	$0	$0	$0	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$111,226	$2,512,699	$4,748,227	$4,793,376	$1,285,502	$2,166,124	$1,999,817
-less cash distribution to Manager	$0	$0	$0	$-	$0	$0	$0
Cash generated after cash distributions	$835,795	$940,950	$427,315	$492,048	$183,978	$180,884	$322,174

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(3)	$(560)	$(17)	$(17)	$(580)	$(17)	$(19)
Cash Distributions Paid to Investors (1)
-From Operations	$1	$24	$45	$45	$26	$43	$40

Summary Balance Sheet:
Total assets (before depreciation)	$91,419,135	$254,392,299	$294,563,596	$297,956,141	$109,074,450	$161,691,397	$162,867,482

Fixed assets	$88,988,592	$189,016,317	$224,246,589	$218,204,536	$76,434,855	$121,494,628	$117,903,694
Cash, including restricted	$978,937	$3,433,369	$3,950,152	$6,844,845	$1,581,731	$2,193,112	$3,649,425
Other assets	$202,514	$225,558	$411,299	$641,559	$87,900	$229,114	$369,549
Total assets (after depreciation)	$90,170,043	$192,675,245	$228,608,040	$225,690,939	$78,104,486	$123,916,854	$121,922,668

Current liabilities	$446,204	$1,448,784	$1,598,750	$1,795,228	$648,482	$901,627	$972,760
Long-term liabilities	$58,039,915	$170,543,316	$195,958,651	$196,095,179	$73,328,049	$106,721,689	$106,512,910
Total liabilities	$58,486,119	$171,992,099	$197,557,402	$197,890,407	$73,976,530	$107,623,315	$107,485,670
Members' Capital	$31,683,924	$20,683,146	$31,050,638	$27,800,532	$4,127,956	$16,293,538	$14,436,998
Total Liabilities and Members' Capital	$90,170,043	$192,675,245	$228,608,040	$225,690,939	$78,104,486	$123,916,854	$121,922,668

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%	100%	100%	100%	100%

(1)

Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For example CEF IV cash Distributions to Investors from operating cash flow totals $111,226 divided by total equity of $106M times 1,000; CEF V $1,285,502 divided by total equity of $50M times 1,000.

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Table III(d) – Operating Results of CE VI and CE VIII(unaudited)

	CE VI			CE VIII
	Period from Oct. 16, 2019 (Date of Acquisition) to Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31,2021	Period from Oct. 16, 2019 (Date of Acquisition) to Dec. 31, 2019	Year Ended Dec. 31, 2020	Year Ended Dec. 31,2021
Summary of Income Statement Data:
Gross revenue-	$443,831	$6,696,665	$7,378,387	$869,987	$17,799,348	$19,804,171
Less-Operating expenses	$118,364	$2,511,083	$3,046,510	$224,479	$6,768,536	$8,328,730
Net operating income	$325,467	$4,185,582	$4,331,877	$645,507	$11,030,812	$11,475,441
Interest expense	$162,024	$2,339,578	$2,415,881	$318,587	$6,178,228	$6,457,039
Non-operating - Tax depreciation and amortization	$353,520	$19,545,793	$2,096,460	$817,882	$51,579,778	$5,622,962

Net income(loss) - Accrual basis	$(190,077)	$(17,699,789)	$(180,464)	$(490,961)	$(46,727,194)	$(604,560)

Taxable Income from operations	$(206,699)	$(17,754,806)	$(597,070)	$(461,980)	$(46,630,563)	$(1,082,650)
Cash generated from operations	$146,821	$1,790,987	$1,499,390	$355,902	$4,949,215	$4,540,312
Cash used in investing activities	$0	$0	$0	0	$0	$0
Cash used in financing activities	$0	$0	$0	0	$0	$0
Cash used in refinancing or sale	$0	$0	$0	0	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$6,659	$1,018,032	$1,325,506	$40,798	$3,849,073	$4,757,880
-less cash distribution to Manager	$2,229	$336,344	$294,630	$0	$0	$0

Cash generated after cash distributions	$137,933	$436,611	$(120,746)	$315,104	$1,100,142	$(217,568)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(7)	$(603)	$(20)	$(6)	$(588)	$(14)
Cash Distributions Paid to Investors(1)
-From Operations	$0	$35	$45	$1	$49	$60

Summary Balance Sheet:
Total assets (before depreciation)	$53,127,393	$93,859,428	$96,866,362	$139,791,631	$253,289,299	$261,950,485

Fixed assets	$51,940,643	$72,534,295	$71,580,010	$136,661,886	$196,391,045	$194,224,130
Cash, including restricted	$524,646	$1,026,674	$2,396,179	$1,447,242	$2,789,984	$6,498,837
Other assets	$242,023	$297,940	$417,190	$736,085	$858,875	$1,181,845
Total assets (after depreciation)	$52,707,312	$73,858,909	$74,393,379	$138,845,213	$200,039,905	$201,904,812

Current liabilities	$195,012	$529,736	$663,645	$440,583	$1,432,135	$1,805,543
Long-term liabilities	$37,879,541	$65,298,664	$66,426,054	$99,259,024	$175,658,702	$179,086,641
Total liabilities	$38,074,553	$65,828,400	$67,089,700	$99,699,607	$177,090,837	$180,892,184
Members' Capital	$14,632,759	$8,030,510	$7,303,680	$39,145,606	$22,949,068	$21,012,628
Total Liabilities and Members' Capital	$52,707,312	$73,858,909	$74,393,379	$138,845,213	$200,039,905	$201,904,812

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%	100%	100%	100%	100%

(1)

Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For example CEF VI cash Distributions to Investors from operating cash flow totals $6,659 divided by total equity of $29.463M times 1,000; CEF VIII $40,798 divided by total equity of $79.297M times 1,000.

101

Table III(e) – Operating Results of CE IX (unaudited)

	Period from Jun 30, 2020 (Date of Inception) to Dec 31, 2020	Year Ended Dec 31, 2020
Summary of Income Statement Data:
Gross revenue-	$2,916,622	$11,143,711
Less-Operating expenses	$1,592,947	$5,544,588
Net operating income	$1,323,675	$5,599,123
Interest expense	$589,442	$1,898,735
Non-operating - Tax depreciation and amortization	$28,833,463	$2,726,540

Net income(loss) - Accrual basis	$(28,099,230)	$973,848

Taxable Income from operations	$(27,804,117)	597,859
Cash generated from operations	$1,029,346	$3,324,399
Cash used in investing activities	$0	$0
Cash used in financing activities	$0	$0
Cash used in refinancing or sale	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$358,468	$2,342,057
-less cash distribution to Manager	$83,968	$548,904
Cash generated after cash distributions	$586,910	$433,438

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(584)	13
Cash Distributions Paid to Investors (1)
-From Operations	$8	$49

Summary Balance Sheet:
Total assets (before depreciation)	$125,951,717	$171,136,013

Fixed assets	$93,544,186	$90,935,326
Cash, including restricted	$3,421,280	$1,998,985
Other assets	$180,456	$321,935
Total assets (after depreciation)	$97,145,921	$93,256,246

Current liabilities	$542,525	$732,553
Long-term liabilities	$78,432,660	$78,515,661
Total liabilities	$78,975,185	$79,248,214
Members' Capital	$18,170,737	$14,008,032
Total Liabilities and Members' Capital	$97,145,921	$93,256,246

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For CEF IX $358,468 divided by total equity of $47.6M times 1,000.

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Table III(f) – Operating Results of CE X (unaudited)

	Period from Dec. 3, 2020 (Date of Inception) to Dec. 31, 2020	Year Ended Dec. 31, 2020
Summary of Income Statement Data:
Gross revenue-	$939,471	$12,821,784
Less-Operating expenses	$389,544	$5,136,436
Net operating income	$549,927	$7,685,348
Interest expense	$244,446	$3,026,071
Non-operating - Tax depreciation and amortization	$29,514,249	$4,149,765

Net income(loss) - Accrual basis	$(29,208,768)	$509,512

Taxable Income from operations	$(28,773,857)	174,961
Cash generated from operations	$740,392	$4,324,726
Cash used in investing activities	$0	$0
Cash used in financing activities	$0	$0
Cash used in refinancing or sale	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$0	$3,347,750
-less cash distribution to Manager	$0	$476,153
Cash generated after cash distributions	$740,392	$500,823

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(446)	3
Cash Distributions Paid to Investors (1)
-From Operations	$0	$52

Summary Balance Sheet:
Total assets (before depreciation)	$169,405,660	$168,301,931

Fixed assets	$136,215,044	$132,222,058
Cash, including restricted	$3,360,118	$2,449,931
Other assets	$327,130	$107,396
Total assets (after depreciation)	$139,902,293	$134,779,385

Current liabilities	$800,867	$995,098
Long-term liabilities	$104,096,778	$104,227,364
Total liabilities	$104,897,645	$105,222,462
Members' Capital	$35,004,647	$29,556,923
Total Liabilities and Members' Capital	$139,902,293	$134,779,385

Amount (in percentage terms) remaining invested in project properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in project).	100%	100%

(1)

Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For CEF X $3,347,750 divided by total equity of $64.5M times 1,000.

103

Table III(g) – Operating Results of CE XI, CE XII, CE XIV, CE XV, and CE XVI (unaudited)

	CE XI	CE XII	CE XIV	CE XV	CE XVI
	Period from Jan. 4, 2021 (Date of Inception) to Dec. 31, 2021	Period from Mar. 1, 2021 (Date of Inception) to Dec. 31, 2021	Period from May 18, 2021 (Date of Inception) to Dec. 31, 2021	Period from May 24, 2021 (Date of Inception) to Dec. 31, 2021	Period from Jun. 24, 2021 (Date of Inception) to Dec. 31, 2021
Summary of Income Statement Data:
Gross revenue-	$5,924,043	$5,420,278	$3,089,675	$3,726,655	$637,180
Less-Operating expenses	$2,613,783	$2,037,790	$2,809,722	$1,546,926	$140,377
Net operating income	$3,310,260	$3,382,488	$279,953	$2,179,729	$496,803
Interest expense	$1,344,877	$1,184,777	$1,409,187	$1,087,075	$355,060
Non-operating - Tax depreciation and amortization	$19,996,683	$11,714,966	$0	$43,395,349	$33,413,376

Net income(loss) - Accrual basis	$(18,031,300)	$(9,517,255)	$(1,129,234)	$(42,302,695)	$(33,271,633)

Taxable Income from operations	(17,859,123)	(9,098,802)	Note (2)	(41,428,008)	(32,957,853)
Cash generated from operations	$2,137,560	$2,616,164	$(1,129,234)	$1,967,341	$455,523
Cash used in investing activities	$0	$0	$0	$0	$0
Cash used in financing activities	$0	$0	$(1,197,307)	$0	$0
Cash used in refinancing or sale	$0	$0	$4,605,241	$0	$0
Less-Cash distributions to investors
-from operating cash flow	$1,239,404	$1,134,768	$2,870,000	$493,005	$0
-less cash distribution to Manager	$290,728	$266,178	$0	$0	$0
Cash generated after cash distributions	$607,428	$1,215,218	$(591,300)	$1,474,336	$0

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	(465)	(272)	Note (2)	(597)	(672)
Cash Distributions Paid to Investors(1)
-From Operations	$32	$34	$140	$7	$0

Summary Balance Sheet:
Total assets (before depreciation)	$101,351,550	$94,488,166	$70,605,148	$189,510,959	$181,822,338

Fixed assets	$78,873,292	$80,678,614	$69,596,305	$142,697,264	$137,708,417
Cash, including restricted	$2,311,538	$1,450,065	$823,992	$3,093,285	$1,821,599
Other assets	$214,229	$719,167	$184,851	$394,524	$8,927,833
Total assets (after depreciation)	$81,399,059	$82,847,846	$70,605,148	$146,185,073	$148,457,849

Current liabilities	$548,944	$1,309,754	$598,999	$2,882,657	$627,399
Long-term liabilities	$63,080,178	$60,414,372	$54,052,693	$119,002,363	$133,138,946
Total liabilities	$63,629,122	$61,724,126	$54,651,692	$121,885,020	$133,766,345
Members' Capital	$17,769,937	$21,123,720	$15,953,456	$24,300,053	$14,691,503
Total Liabilities and Members' Capital	$81,399,059	$82,847,846	$70,605,148	$146,185,073	$148,457,849

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

(1)

Cash Distributions to Investors - This amount represents Investment Income paid to Investors from the operating cash flow of the SPE. For CEF XI $1,239,404 divided by total equity of $38.4M times 1,000; CEF XII $1,134,768 divided by total equity of $33.4M times 1,000; CEF XIV $2,870,000 divided by total equity of $20.5M times 1,000; CEF XV $493,005 divided by total equity of $69.4M times 1,000; No cash distribution have been paid to investors from CEF XVI through December 31, 2021.

(2)	Taxable income cannot be determined at this time until a cost segregation study is completed, which will have a material impact on taxable income(loss).

104

Table IV

Inapplicable as no properties have been disposed.

Table V

In applicable as no properties have been disposed.

TABLE VI – Acquisition of Properties by Project (unaudited) - Summarizes the purchase of property within last three years:

	Location	Units	Rentable SQFT	Purchased	Price	Cash Payment	Financing	Leverage
CE IIIa	Texas	507	752,900	1/30/2018	$86,500,000	$23,537,475	$62,962,525	73%
CE IIIb	Florida	240	300,791	2/20/2018	$50,150,000	$16,650,000	$33,500,000	67%
CE IV-Va	Florida	346	362,625	9/27/2018	$92,176,250	$32,051,250	$60,125,000	65%
CE IV-Vb	Texas	351	324,268	1/25/2019	$70,000,000	$28,000,000	$42,000,000	60%
CE IV-Vc	Florida	501	495,246	6/27/2019	$139,000,000	$45,500,000	$93,500,000	67%
CE IV-Vd	Florida	456	468,435	6/28/2019	$98,500,000	$24,909,000	$73,591,000	75%
CE IV-Ve	Florida	360	365,472	8/17/2019	$67,000,000	$16,400,000	$50,600,000	76%
CE VI-VIIIa	Florida	288	240,916	9/12/2019	$56,800,500	$14,200,500	$42,600,000	75%
CE VI-VIIIb	Maryland	531	551,454	12/20/2019	$133,700,000	$35,388,000	$98,312,000	74%
CE VI-VIIIc	Florida	360	361,968	1/28/2020	$67,500,000	$17,500,000	$50,000,000	74%
CE VI-VIIId	Florida	294	302,829	2/20/2020	$85,000,000	$29,524,000	$55,476,000	65%
CE IX	Florida	553	399,204	9/10/2020	$121,500,000	$42,265,000	$79,235,000	65%
CE X	Florida	398	400,148	12/3/2020	$164,000,000	$59,000,000	$105,000,000	64%
CE XI	Florida	310	332,813	4/16/2021	$97,900,000	$34,400,000	$63,500,000	65%
CE XII*	Florida	N/A	219,244	5/28/2021	$91,000,000	$18,000,000	$73,000,000	80%
CE XIV	Florida	325	344,341	5/26/2021	$69,000,000	$19,000,000	$50,000,000	72%
CE XVa	Texas	337	263,871	9/20/2021	$96,100,000	$33,113,000	$62,987,000	66%
CE XVb	Texas	309	246,582	9/20/2021	$87,900,000	$30,287,000	$57,613,000	66%
CE XVI – REIT I**	Florida	456	417,696	12/10/2021	$230,000,000	$56,000,000	$174,000,000	76%

*CEF XII is for Commercial Office Space

**CEF XVI coinvested in a single property with the Company

105

CE IV and V parallel invested with Mr. Cardone in all five properties at different percentages, CE V ownership interest is summarized below:

Property	Location	Year Built	Class	Ownership Interest	# of Units
CE IV-Va	Delray Beach, FL	2018	A	39.02%	346
CE IV-Vb	Sugar Land, TX	2018	A	30.82%	351
CE IV-Vc	Sunrise, FL	2013	A	24.27%	501
CE IV-Vd	Naples, FL	1990	B+	36.87%	456
CE IV-Ve	Panama City Beach, FL	2007	A	22.21%	360
Totals:				30.58%	2,014

CE VI and VIII parallel invested with Mr. Cardone in all four properties at different percentages, CE VI ownership interest is summarized below:

Property	Location	Year Built	Class	Ownership Interest	# of Units
10X Living at Panama City Beach	Panama City Beach, FL	2018	A	34.67%	288
10X Living at Columbia Town Center	Columbia. MD	2001	A	24.70%	531
10X Living at Retreat at Panama City Beach	Panama City Beach, FL	2008	A	24.70%	360
Addison Place	Naples, FL	2019	A	24.70%	294
Totals:				26.13%	1,473

The Company parallel invested with Mr. Cardone and CEF XVI, XVII, and XVIII, in the following four properties. The parallel investment with CEF 20 in 10X Miami River (a 346-unit Class A multifamily property built in 2020) was made during 2022 and is therefore not included in this table:

Property	Location	Year Built	Class	Co-Ownership with	# of Units	Ownership Interest
10X Living at Las Olas	Fort Lauderdale, FL	2020	A	CEF XVI	456	20%
10X Living at RiverWalk	Fort Lauderdale, FL	2020	A	CEF XVII	260	20%
10X Living at Sunrise	Sunrise, FL	1996	A	CEF XVIII	387	20%
Totals:					1,103

106

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage a third-party property manager to manage properties. Generally, management costs will be a percentage of gross revenues not to exceed four percent (4%).

LIMITATIONS OF LIABILITY

As permitted by Delaware law, our Amended Operating Agreement provides:

☐	we will indemnify our Manager to the fullest extent permitted by law;

☐	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

☐

we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dodson Robinette PLLC is providing legal services relating to this Offering Circular.

107

Cardone REIT I, LLC

A Delaware Limited Liability Company

Financial Statements and Independent Auditors’ Report

F-1

INDEPENDENT AUDITOR'S REPORT

Cardone REIT 1, LLC

Aventura, Florida

Opinion

We have audited the accompanying financial statements of Cardone REIT I, LLC, which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in members' equity and cash flows for the period from inception (July 22, 2021) to December 31, 2021, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardone REIT I, LLC as of December 31, 2021, and the results of its operations and its cash flows for the period from inception (July 22, 2021) to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Cardone REIT I, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management

 is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that. are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Cardone REIT I, LLC's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on these financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Cardone REIT I, LLC's internal control. Accordingly, no such opinion is expressed,

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Cardone REIT I, LLC's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Kaufman, Rossin & Co., P.A.

April 25, 2022

Miami, Florida

F-3

Cardone REIT I, LLC
Balance Sheet
As of December 31, 2021

Assets:

Cash	$6,457,456
Due from related party	29,441
Investments in unconsolidated investees	23,816,366

Total Assets	$30,303,263

Liabilities and Members' Equity

Liabilities:
Accrued expenses - related parties	$58,838
Offering proceeds	5,974,700
Notes payable - related party	10,949,810
Total Liabilities	16,983,348

Members' Equity:

Class A Units, 750,000 authorized, 14,337.5 issued and outstanding	14,337,500
Class B Units, 1,000 authorized, 1,000 issued and outstanding	-
Offering and syndication costs	(214,365)
Retained earnings (deficit)	(803,220)
Total Members' Equity	13,319,915

Total Liabilities and Members' Equity	$30,303,263

See accompanying notes, which are an integral part of these financial statements

F-4

Cardone REIT I, LLC
Statement of Operations
Period from inception (July 22, 2021) to December 31, 2021

Equity in Losses of Unconsolidated Investees	$(733,634)

Expenses
Asset management fees	6,639
Professional and other fees	11,864

Total expenses	18,503

Other income (expense)
Interest income	851
Interest expense	(51,934)

Total other income (expense)	(51,083)

Net Loss	$(803,220)

See accompanying notes, which are an integral part of these financial statements

F-5

Cardone REIT I, LLC
Statement of Changes in Members' Equity
Period from inception (July 22, 2021) to December 31, 2021

		Class A		Class B
	Total	Units	Amount	Units	Amount

Proceeds from issuance of units	$14,337,500	14,337.5	$14,337,500	1,000	$-

Offering and syndication costs	(214,365)	-	(214,365)	-	-

Net loss	(803,220)	-	(803,220)	-	-

Balance, December 31, 2021	$13,319,915	14,337.5	$13,319,915	1,000	$-

See accompanying notes, which are an integral part of these financial statements

F-6

Cardone REIT I, LLC
Statement of Cash Flows
Period from inception (July 22, 2021) to December 31, 2021

Cash flows from operating activities:
Net loss	$(803,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of unconsolidated investees	733,634
Changes in operating assets and liabilities:
Accrued expenses - related parties	58,838
Total adjustments	792,472
Net cash used in operating activities	(10,748)

Cash flows from investing activities:
Investments in unconsolidated investees	(24,550,000)
Due from related party	(29,441)
Net cash used in investing activities	(24,579,441)

Cash flows from financing activities:
Proceeds from notes payable - related party	16,677,869
Repayment of notes payable - related party	(5,728,059)
Offering and syndication costs	(214,365)
Offering proceeds	20,312,200
Net cash provided by financing activities	31,047,645

Net Change in Cash, Representing Ending Balance	$6,457,456

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

F-7

CARDONE REIT I, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2021

NOTE 1: NATURE OF OPERATIONS

Cardone REIT I, LLC (the “Company”) is a limited liability company organized on July 22, 2021, under the laws of Delaware. The Company is located in Aventura, Florida. The Company was formed to raise up to $75 million under Regulation A Plus from a wide range of investors, with a primary focus on individual non-accredited investors and to acquire investments in multifamily and commercial real estate. The Company intends on investing through limited liability corporations (“Cardone Member LLC’s”) (treated as partnerships) that own a single multifamily property or commercial property (through single purpose entities “SPE’s”). The Cardone Member LLC’s are co-owned by the Company (through a 15%-20% ownership interest), a Cardone Equity Fund (“CEF”), a related entity for accredited investors with common management, and Grant Cardone, manager of Cardone Capital, LLC. Grant Cardone typically owns from 1% to 2.5% of the LLC’s. (See Note 5 Related Party Transactions for further details). The fundraising activity will be primarily done through Cardone Capital LLC’s (the “Manager”) online platform.

The Company started accepting subscriptions on October 29, 2021, and commenced operations on December 10, 2021 when 8,502 Class A units were issued to investors, debt instruments were executed, and the Company invested in three multifamily investments. As of December 31, 2021, the Company has issued 14,337.5 Class A units and 1,000 Class B units and has invested in three multifamily real estate investments with properties located in South Florida.

The Company is dependent upon additional capital resources and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company is not registered as an Investment Company under the Investment Company Act of 1940, as amended.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared under accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Concentration of Cash Balance

The Company’s cash in bank deposit accounts, at times, may exceed federally insured limits.

Investments in Unconsolidated Investees

Investments in limited liability companies in which the Company has a noncontrolling interest, but otherwise exercises significant influence are accounted for under the equity method of accounting whereby the investment is comprised of contributions, offset by distributions, and adjusted for the Company’s proportionate share of the investee’s earnings or losses. Management recognizes a loss on the value of its investments when an other than temporary decline has occurred based on analysis of the excess carrying value of the investment compared to its fair value and the length of time such excess occurs.

F-8

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investments in Unconsolidated Investees (continued)

Distributions received from unconsolidated investees are classified using the nature of the distribution approach in the statement of cash flows. Under this approach, distributions received should be classified on the basis of the nature of the activity of the investee that generated the distribution as either a return on investment (classified as operating cash inflow) or a return of investment (classified as investing cash inflow).

Offering and Syndication Costs

Offering and syndication costs represent costs incurred in connection with the offering and syndication of members’ interests. These costs are reflected as a direct reduction of Class A net assets. During 2021, a total of $214,365 was incurred for offering and syndication costs.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Proceeds

Offering proceeds reflected as liabilities represent subscriptions received in advance of issuance of Class A units that will be converted to members’ equity upon acceptance of the investor by the Company.

Income Taxes

The Company has elected to be taxed as a REIT pursuant to Sections 856 - 860 of the Internal Revenue Code. Generally, as a qualified REIT, the Company is not subject to federal income tax to the extent that it distributes its taxable income to the members and complies with certain statutory organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes (including applicable alternative minimum taxes) based on its taxable income using the applicable corporate income tax rates. The Company may be subject to certain state and local income taxes, as well as federal income tax on any undistributed taxable income.

The Company assesses its tax positions in accordance with Accounting for Uncertainties in Income Taxes as prescribed by the Accounting Standards Codification, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed) that remain subject to examination by the Company’s major tax jurisdictions.

The Company assesses its tax positions and determines whether it has any material unrecognized liabilities for uncertain tax positions. The Company records these liabilities to the extent it deems them more likely than not to be incurred. Interest and penalties related to uncertain tax positions, if any, would be classified as a component of income tax expense.

The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-9

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and results of operations.

NOTE 3: INVESTMENTS IN UNCONSOLIDATED INVESTEES

As of December 31, 2021, the Company owns noncontrolling interests in three limited liability companies, which own and operate multi-family rental properties located in Fort Lauderdale and Sunrise, Florida. Since the Company does not control the investee, it reflects its investments in such limited liability companies on the equity method.

At December 31, 2021, the Company’s investments in unconsolidated investees consisted of the following:

	Las Olas	Riverwalk	Sunrise	Total

Ownership interest	20%	20%	20%
Contributions	$12,580,000	$7,040,000	$4,930,000	$24,550,000
Proportionate share of 2021 activity	(330,297)	(196,036)	(207,301)	(733,634)
Balance at December 31, 2021	$12,249,703	$6,843,964	$4,722,699	$23,816,366

The 2021 results of operations and financial position of the unconsolidated investees are summarized as follows:

Condensed Statement of Operations	Las Olas	Riverwalk	Sunrise	Total

Revenue	$822,168	$490,156	$417,070	$1,729,394
Operating expenses	2,015,509	1,196,427	1,150,711	4,362,647
Loss from operations	(1,193,341)	(706,271)	(733,641)	(2,633,253)
Interest expense	458,142	272,515	302,864	1,033,521
Net loss	$(1,651,483)	$(978,786)	$(1,036,505)	$(3,666,774)

Condensed Balance Sheet

Total assets	$236,073,064	$138,088,141	$116,659,846	$490,821,051
Total liabilities	174,824,547	103,916,927	93,046,351	371,787,825
Members’ equity	$61,248,517	$34,171,214	$23,613,495	$119,033,226

NOTE 4: MEMBERS’ EQUITY

The Company is governed by its amended operating agreement dated October 29, 2021, which limits the liability of its members to their total capital contributions and provides for the Company to continue in perpetuity until dissolved in accordance with the operating agreement. The Company’s membership interest is comprised of Class A and Class B Units. Class A Units are non-voting units on any matters. Class B Units, which were issued to the Manager at formation as founder’s interests, are entitled to one vote per Class B Unit on all matters upon which the Members have the right to vote under the operating agreement.

F-10

NOTE 4: MEMBERS’ EQUITY (continued)

The Company is offering 75,000 Class A Interests at $1,000 per Interest through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A Plus” and sells the Interests directly to investors and not through registered broker-dealers who are paid commission. The minimum investment is $1,000. The maximum amount to be raised in the offering is $75 million. The capital contributions of the Class A members shall result in 80% of the total interests in the Company. The Manager’s Class B Interest will be a 20% profit interest.

In accordance with the operating agreement, distributions will be declared and distributed at least annually. The Manager intends on generally allocating 80% of the distributions to the Class A unitholders and 20% to the Class B unitholders. At the Manager’s discretion, the Manager may reallocate any distributable cash from the Class B unitholders to the Class A unitholders. The Manager also has discretion to reallocate distributable cash from the Class A unitholders to the Class B unitholders so long as at least 80% of all distributable cash to date is allocated to the Class A unitholders. Generally, distributable cash from capital transactions shall be first allocated to Class A unitholders until their respective unreturned capital account balances are reduced to zero, and finally, the remaining distributable cash 80% to Class A unitholders and 20% to Class B unitholders.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged the Manager to manage the Company under a management agreement. The Company is subject to the following fees under this agreement:

Reimbursement of Organization and Offering

The Company’s Manager and its affiliates will be reimbursed for actual organizational and offering expenses incurred. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses. The Manager will only request reimbursement once the Company has raised more than $1 million.

Organization and offering costs from inception to December 31, 2021 of $220,561 were incurred by a related party on the Company’s behalf and $220,296 was repaid to the related party leaving $265 balance, which is included as a component of accrued expenses – related parties in the accompanying balance sheet. This related party advance is unsecured, interest-free, and repayable on demand due to affiliate.

Acquisition Fee

For each real estate investment, the Manager or its designated affiliate will be paid a fee of 1% of the investment’s purchase price. This fee will be paid at the discretion of the Manager, but no later than the liquidation of the real estate investment. Should the fee be paid at acquisition it is included as an acquisition cost of the SPE purchasing the property and therefore would be included in the cost of the Company’s investment.

As of December 31, 2021, all acquisition fees have been paid and a total of $4,745,000 in fees are considered acquisition costs and included in the basis of the purchased property. The Company’s proportional share, based on the ownership of the respective investments, totaled $949,000 and is included in the investment cost.

F-11

NOTE 5: RELATED PARTY TRANSACTIONS (continued)

Disposition Fee

For each real estate investment, the Manager or its designated affiliate will be paid a fee of 1% of the investment’s sale price.

This fee will be paid at the disposition of the investment’s real estate.

Asset Management Fee

The Company will pay the Manager, or its designated affiliate, a 1% annualized Asset Management Fee calculated based on the total Contributed Capital made to the Company by its Members. This fee will be payable monthly at the discretion of the Manager. As of December 31, 2021, the Company accrued $6,639 in Asset Management Fees.

Notes Payable

When each Cardone Member LLC purchases a multifamily property, Grant Cardone contributes his equity and loans the balance needed to purchase the property to each Cardone Member entity. During 2021, the Company entered into three promissory notes with principal balances aggregating $16,677,869 with Grant Cardone. The notes are unsecured and bear interest at a rate of 6% with principal and interest due on demand.

As of December 31, 2021, the outstanding principal balance amounted to $10,949,810. For the period from inception through December 31, 2021, the Company incurred $51,934 of interest, which is included as a component of accrued expenses – related parties in accompanying balance sheet. Subsequent to year-end, the notes payable were paid-off.

Co-investments

As of December 31, 2021, the Company had co-invested with CEF XVI, CEF XVII and CEF XVIII as follows:

	Cardone Las Olas LP, LLC		Cardone Riverwalk Member, LLC		Cardone Sunrise Member, LLC
Entity	Investment	Percentage	Investment	Percentage	Investment	Percentage
CEF XVI	$48,747,500	77.5%	$-	-	$-	-
CEF XVII	-	-	27,231,250	77.5%	-	-
CEF XVIII	-	-	-	-	19,473,500	79.0%
REIT I LLC	12,580,000	20.0%	7,040,000	20.0%	4,930,000	20.0%
Grant Cardone	1,572,500	2.5%	878,750	2.5%	246,500	1.0%
Total	$62,900,000	100%	$35,150,000	100%	$24,650,000	100%

It is anticipated that the Company will co-invest additional capital with future CEF funds.

NOTE 6: FINANCIAL RISKS AND UNCERTAINTIES

The Company is subject to several risks including the following:

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments including inability to sell investments quickly or close to fair value.

F-12

NOTE 6: FINANCIAL RISKS AND UNCERTAINTIES (continued)

Market Risk

Market risk is the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counterparties fail to perform pursuant to the terms of their obligations.

Other Risks

Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company’s operations and performance. These circumstances may continue for an extended period of time and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic and the long-term impact on economies, markets, industries, and individual companies are not known. The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 25, 2022, the date the financial statements were available to be issued.

On March 15, 2022, the Company authorized and declared a daily distribution to the Company’s Class A Members of 4% annualized dividend for the December 10, 2021 to March 15, 2022 investment period. The total distribution of $196,155 was paid to Class A members on April 15, 2022. No distributions were paid to the Class B members in 2022.

10X Miami River was acquired on March 24, 2022, by Cardone Miami River Member, LLC, a newly formed special purpose entity managed by Cardone Capital LLC (the “Manager”) which was formed for the acquisition of 10X Miami River. The Company co-owns this investment with Cardone Equity Fund 20, LLC and Grant Cardone and purchased its 15% ownership interest for $7,088,250.

Since December 31, 2021, the Company has issued an additional 18,543.3 Class A units and as of April 25, 2022 has a total of 32,880.8 Class A units issued and outstanding.

F-13

Cardone REIT I, LLC
Balance Sheets
As of June 30, 2022 and December 31, 2021

	June 30, 2022	December 31, 2021
Assets:	(unaudited)

Cash	$9,784,922	$6,457,456
Due from related party	-	29,441
Investments in unconsolidated investees	26,342,999	23,816,366

Total Assets	$36,127,921	$30,303,263

Liabilities and Members' Equity

Liabilities:
Accrued expenses - related parties	$281,911	$58,838
Accounts payable	4,563	-
Offering proceeds	8,934,956	5,974,700
Notes payable - related party	-	10,949,810
Total Liabilities	9,221,430	16,983,348

Members' Equity:
Class A Units, 750,000 authorized, 32,880.8 and 14,337.5 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	32,880,800	14,337,500
Class B Units, 1,000 authorized, 1,000 issued and outstanding	-	-
Accumulated distributions	(195,563)	-
Offering and syndication costs	(403,012)	(214,365)
Retained earnings (deficit)	(5,375,734)	(803,220)
Total Members' Equity	26,906,491	13,319,915

Total Liabilities and Members' Equity	$36,127,921	$30,303,263

F-14

Cardone REIT I, LLC
Statements of Operations
For the Six Months ended June 30, 2022 and the period from inception (July 22, 2021) to December 31, 2021

	Six Months Ended	Period Ended
	June 30, 2022	December 31, 2021
	(unaudited)
Equity in Losses of Unconsolidated Investees	$(4,307,226)	$(733,634)

Expenses
Asset management fees	136,907	6,639
Professional and other fees	70,111	11,864

Total expenses	207,018	18,503

Other income (expense)
Interest income	-	851
Interest expense	(58,270)	(51,934)

Total other income (expense)	(58,270)	(51,083)

Net Loss	$(4,572,514)	$(803,220)

F-15

Cardone REIT I, LLC
Statements of Changes in Members' Equity
For the Six Months ended June 30, 2022 and the period from inception (July 22, 2021) to December 31, 2021

		Class A		Class B
	Total	Units	Amount	Units	Amount

Proceeds from issuance of units	$14,337,500	14,337.5	$14,337,500	1,000	$-

Offering and syndication costs	(214,365)	-	(214,365)	-	-

Net loss	(803,220)	-	(803,220)	-	-

Balance, December 31, 2021	13,319,915	14,337.5	13,319,915	1,000	-

Proceeds from issuance of units	18,543,300	18,543.3	18,543,300		-

Offering and syndication costs	(188,647)	-	(188,647)	-	-

Net loss	(4,572,514)	-	(4,572,514)	-	-

Distributions to unit holders	(195,563)	-	(195,563)	-	-

Balance, June 30, 2022 - unaudited	$26,906,491	32,880.8	$26,906,491	1,000	$-

F-16

Cardone REIT I, LLC
Statements of Cash Flows
For the Six Months ended June 30, 2022 and the period from inception (July 22, 2021) to December 31, 2021

	Six Months Ended	Period Ended
	June 30, 2022	December 31, 2021
	(unaudited)

Cash flows from operating activities:
Net loss	$(4,572,514)	$(803,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of unconsolidated investees	4,307,226	733,634
Distributions from unconsolidated investees	666,141	-
Changes in operating assets and liabilities:
Accrued expenses - related parties	223,073	58,838
Accounts payable	4,563	-
Total adjustments	5,201,003	792,472
Net cash provided by (used in) operating activities	628,489	(10,748)

Cash flows from investing activities:
Investments in unconsolidated investees	(7,500,000)	(24,550,000)
Due from related party	29,441	(29,441)
Net cash used in investing activities	(7,470,559)	(24,579,441)

Cash flows from financing activities:
Proceeds from notes payable - related party	609,250	16,677,869
Repayment of notes payable - related party	(11,559,060)	(5,728,059)
Offering and syndication costs	(188,647)	(214,365)
Offering proceeds	21,503,556	20,312,200
Distributions to unit holders	(195,563)	-
Net cash provided by financing activities	10,169,536	31,047,645

Net Change in Cash	3,327,466	6,457,456

Cash, beginning of period	6,457,456	-

Cash, end of period	$9,784,922	$6,457,456

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

F-17

CARDONE REIT I, LLC

NOTES TO FINANCIAL STATEMENTS

As of June 30, 2022 and December 31, 2021 (Unaudited)

NOTE 1: NATURE OF OPERATIONS

Cardone REIT I, LLC (the “Company”) is a limited liability company organized on July 22, 2021, under the laws of Delaware. The Company is located in Aventura, Florida. The Company was formed to raise up to $75 million under Regulation A Plus from investors and to acquire investments in multifamily and commercial real estate. The Company intends on investing through limited liability corporations (“Cardone Member LLC’s”) (treated as partnerships) that own a single multifamily property or commercial property (through single purpose entities “SPE’s”).  The Cardone Member LLC's are co-owned by the Company (through a 15%–20% ownership interest), a Cardone Equity Fund (“CEF”), a related entity for accredited investors with common management, and Grant Cardone, manager of Cardone Capital LLC.  Grant Cardone typically owns from 1% to 2.5% of the LLC’s. (See Note 5 Related Party Transactions for further details).  The fundraising activity will be primarily done through Cardone Capital LLC’s (the “Manager”) online platform.

On October 29, 2021, the Company began accepting subscription agreements from investors as part of a $75 million offering under Regulation A Plus.  On December 10, 2021, the Company began operations when 8,502 Class A units were issued to investors and debt instruments were entered into with an affiliate to “pre-fund” a portion of three investments.  As of June 30, 2022, the Company has issued 32,880.8 Class A units and 1,000 Class B units and has invested in four multifamily real estate investments with properties located in South Florida.

The Company is dependent upon additional capital resources and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company is not registered as an Investment Company under the Investment Company Act of 1940, as amended.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared under accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Concentration of Cash Balance

The Company’s cash in bank deposit accounts, at times, may exceed federally insured limits.

Investments in Unconsolidated Investees

Investments in limited liability companies in which the Company has a noncontrolling interest, but otherwise exercises significant influence, are accounted for under the equity method of accounting whereby the investment is comprised of contributions, offset by distributions, and adjusted for the Company’s proportionate share of the investee's earnings or losses.  Management recognizes a loss on the value of its investments when an other than temporary decline has occurred based on analysis of the excess carrying value of the investment compared to its fair value and the length of time such excess occurs.

F-18

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investments in Unconsolidated Investees (continued)

Distributions received from unconsolidated investees are classified using the nature of the distribution approach in the statement of cash flows. Under this approach, distributions received should be classified on the basis of the nature of the activity of the investee that generated the distribution as either a return on investment (classified as operating cash inflow) or a return of investment (classified as investing cash inflow).

Offering and Syndication Costs

Offering and syndication costs represent costs incurred in connection with the offering and syndication of members’ interests. These costs are reflected as a direct reduction of Class A net assets. During the six months ended June 30, 2022 and the period from inception through December 31, 2021, a total of $188,647 and $214,365, respectively, were incurred for offering and syndication costs.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Offering Proceeds

Offering proceeds reflected as liabilities represent subscriptions received in advance of issuance of Class A units that will be converted to members’ equity upon acceptance of the investor by the Company.

Income Taxes

The Company has elected to be taxed as a REIT pursuant to Sections 856 - 860 of the Internal Revenue Code.  Generally, as a qualified REIT, the Company is not subject to federal income tax to the extent that it distributes its taxable income to the members and complies with certain statutory organizational and operational requirements.  If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes (including applicable alternative minimum taxes) based on its taxable income using the applicable corporate income tax rates.  The Company may be subject to certain state and local income taxes, as well as federal income tax on any undistributed taxable income.

The Company assesses its tax positions in accordance with Accounting for Uncertainties in Income Taxes as prescribed by the Accounting Standards Codification, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return's due date or the date filed) that remain subject to examination by the Company's major tax jurisdictions.

The Company assesses its tax positions and determines whether it has any material unrecognized liabilities for uncertain tax positions.  The Company records these liabilities to the extent it deems them more likely than not to be incurred.  Interest and penalties related to uncertain tax positions, if any, would be classified as a component of income tax expense.

The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

F-19

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and results of operations.

NOTE 3:  INVESTMENTS IN UNCONSOLIDATED INVESTEES

As of June 30, 2022 and December 31, 2021, the Company owned noncontrolling interests in four and three limited liability companies, respectively, which own and operate multi-family rental properties located in Fort Lauderdale, Miami and Sunrise, Florida. Since the Company does not control the investee, it reflects its investments in such limited liability companies on the equity method.

The Company’s investments in unconsolidated investees at December 31, 2021 and June 30, 2022 consisted of the following:

	Las Olas	Riverwalk	Sunrise	Miami River	Total
Ownership interest	20%	20%	20%	15%
Contributions	$12,580,000	$7,040,000	$4,930,000	$-	$24,550,000
Proportionate share of 2021 activity	(330,297)	(196,036)	(207,301)	-	(733,634)
Balance at December 31, 2021	12,249,703	6,843,964	4,722,699	-	23,816,366
Contributions	-	-	450,000	7,050,000	7,500,000
Distributions	(297,322)	(202,316)	(116,208)	(50,295)	(666,141)
Proportionate share of 2022 activity	(1,896,014)	(907,645)	(1,021,310)	(482,257)	(4,307,226)
Balance at June 30, 2022 - unaudited	$10,056,367	$5,734,003	$4,035,181	$6,517,448	$26,342,999

F-20

NOTE 3:  INVESTMENTS IN UNCONSOLIDATED INVESTEES (continued)

The June 30, 2022 results of operations and financial position of the unconsolidated investees are summarized as follows:

2022 Condensed Statement of Operations	Las Olas	Riverwalk	Sunrise	Miami River	Total
Revenue	$7,596,980	$4,399,077	$4,468,875	$2,619,039	$19,083,971
Operating expenses	14,395,301	7,796,911	7,815,028	4,740,669	34,747,909
Loss from operations	(6,798,321)	(3,397,834)	(3,346,153)	(2,121,630)	(15,663,938)
Interest expense	(2,679,469)	(1,606,702)	(1,760,004)	(1,093,641)	(7,139,816)
Net Loss	$(9,477,790)	$(5,004,536)	$(5,106,157)	$(3,215,271)	$(22,803,754)

2022 Condensed Balance Sheet	Las Olas	Riverwalk	Sunrise	Miami River	Total
Total assets	$226,447,588	$132,807,311	$112,287,613	$147,758,171	$619,300,682
Total liabilities	177,216,049	105,534,279	95,166,188	105,738,933	483,655,448
Members’ equity	$49,231,539	$27,273,031	$17,121,425	$42,019,238	$135,645,234

The December 31, 2021 results of operations and financial position of the unconsolidated investees are summarized as follows:

2021 Condensed Statement of Operations	Las Olas	Riverwalk	Sunrise	Total
Revenue	$822,168	$490,156	$417,070	$1,729,394
Operating expenses	2,015,509	1,196,427	1,150,711	4,362,647
Loss from operations	(1,193,341)	(706,271)	(733,641)	(2,633,253)
Interest expense	458,142	272,515	302,864	1,033,521
Net loss	$(1,651,483)	$(978,786)	$(1,036,505)	$(3,666,774)

2021 Condensed Balance Sheet	Las Olas	Riverwalk	Sunrise	Total
Total assets	$236,073,064	$138,088,141	$116,659,846	$490,821,051
Total liabilities	174,824,547	103,916,927	93,046,351	371,787,825
Members’ equity	$61,248,517	$34,171,214	$23,613,495	$119,033,226

F-21

NOTE 4: MEMBERS’ EQUITY

The Company is governed by its amended operating agreement dated October 29, 2021, which limits the liability of its members to their total capital contributions and provides for the Company to continue in perpetuity until dissolved in accordance with the operating agreement. The Company’s membership interest is comprised of Class A and Class B Units. Class A Units are non-voting units on any matters. Class B Units, which were issued to the Manager at formation as founder’s interests, are entitled to one vote per Class B Unit on all matters upon which the Members have the right to vote under the operating agreement.

The Company is offering 75,000 Class A Interests at $1,000 per Interest through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A Plus”, and sells the Interests directly to investors and not through registered broker-dealers who are paid commission. On April 1, 2022 the minimum investment of $1,000 was increased to $5,000. The maximum amount to be raised in the offering is $75 million. The capital contributions of the Class A members shall result in 80% of the total interests in the Company. The Manager’s Class B Interest will be a 20% profit interest.

In accordance with the operating agreement, distributions will be declared and distributed at least annually.  The Manager intends on generally allocating 80% of the distributions to the Class A unitholders and 20% to the Class B unitholders.  At the Manager’s discretion, the Manager may reallocate any distributable cash from the Class B unitholders to the Class A unitholders.  The Manager also has discretion to reallocate distributable cash from the Class A unitholders to the Class B unitholders so long as at least 80% of all distributable cash to date is allocated to the Class A unitholders. As of June 30, 2022, the Manager has distributed all distributable cash to the Class A Members which totaled $188,647.  When cash flow from operations increases or an exit event occurs, the Manager may adjust cash distributions to be allocated on the cumulative 80%/20% basis.  The impact of this at June 30,2022 would be to distribute $47,162 to the Manager.

Generally, distributable cash from capital transactions shall be first allocated to Class A unitholders until their respective unreturned capital account balances are reduced to zero, and finally, the remaining distributable cash 80% to Class A unitholders and 20% to Class B unitholders.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged the Manager to manage the Company under a management agreement. The Company is subject to the following fees under this agreement:

Reimbursement of Organization and Offering

The Company’s Manager and its affiliates will be reimbursed for actual organizational and offering expenses incurred. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses.

Organization and offering costs from inception to June 30, 2022 of $409,208 were incurred by a related party on the Company’s behalf and $381,047 was repaid to the related party leaving $28,161 balance, which is included as a component of accrued expenses – related parties in the accompanying balance sheet. As of December 31, 2021, total organization and offering costs totaled $220,561 of which $220,296 was repaid to the related party leaving $265 balance, which is included as a component of accrued expenses – related parties in the accompanying balance sheet.  This related party advance is unsecured, interest-free, and repayable on demand from the affiliate.

Acquisition Fee

For each real estate investment, the Manager or its designated affiliate will be paid a fee of 1% of the investment’s purchase price. This fee will be paid at the discretion of the Manager, but no later than the liquidation of the real estate investment. Should the fee be paid at acquisition it is included as an acquisition cost of the SPE purchasing the property and, therefore, would be included in the cost of the Company’s investment.

F-22

NOTE 5: RELATED PARTY TRANSACTIONS (continued)

Acquisition Fee (continued)

As of June 30, 2022, all acquisition fees have been paid and a total of $6,235,000 in fees are considered acquisition costs and included in the basis of the purchased property. The Company’s proportional share, based on the ownership of the respective investments, totaled $1,174,000 and is included in the investment cost.

Disposition Fee

For each real estate investment, the Manager or its designated affiliate will be paid a fee of 1% of the investment’s sale price. This fee will be paid at the disposition of the investment’s real estate.

Asset Management Fee

The Company will pay the Manager, or its designated affiliate, a 1% annualized Asset Management Fee calculated based on the total Contributed Capital made to the Company by its Members. This fee will be payable monthly at the discretion of the Manager.  As of June 30, 2022 and December 31,2021, the Company accrued $136,907 and $6.639, respectively, in Asset Management Fees.

Marketing Fee

Beginning in 2022, a portion of the property management fee paid to one of the property managers was remitted to a designated affiliate of the Manager for assistance with the properties’ marketing program.  This fee totaled $20,356 for the six months ended June 30, 2022.

Notes Payable

When each Cardone Member LLC purchases a multifamily property, Grant Cardone contributes his equity and loans the balance needed to purchase the property to each Cardone Member entity. During 2021, the Company entered into three promissory notes with principal balances aggregating $16,677,869 with Grant Cardone. The notes are unsecured and bear interest at a rate of 6% with principal and interest due on demand. During 2022, the Company entered into an additional promissory note with the principal balance of $609,250 with Grant Cardone.  As of June 30, 2022, all notes were repaid.  Interest expense from inception to December 31, 2021 and the first six months of 2022 was $51,934 and $58,270, respectively.  As of June 30, 2022, interest payable totaled $110,204 which is included as a component of accrued expenses – related parties in the accompanying balance sheet.

F-23

NOTE 5: RELATED PARTY TRANSACTIONS (continued)

Co-investments

As of June 30, 2022, the Company had co-invested with CEF XVI, CEF XVII, CEF XVIII and CEF 20 as follows:

	Cardone Las Olas LP, LLC		Cardone Riverwalk Member, LLC		Cardone Sunrise Member, LLC		Cardone Miami River Member, LLC
Entity	Investment	Percentage	Investment	Percentage	Investment	Percentage	Investment	Percentage
CEF XVI	$48,747,500	77.5%	$-	-	$-	-	$-	-
CEF XVII	-	-	27,231,250	77.5%	-	-	-	-
CEF XVIII	-	-	-	-	19,473,500	79.0%	-	-
CEF 20	-	-	-	-	-	-	38,775,000	82.5%
REIT I LLC	12,580,000	20.0%	7,040,000	20.0%	4,930,000	20.0%	7,050,000	15.0%
Grant Cardone	1,572,500	2.5%	878,750	2.5%	246,500	1.0%	1,175,000	2.5%
Total	$62,900,000	100%	$35,150,000	100%	$24,650,000	100%	$47,000,000	100%

It is anticipated that the Company will co-invest additional capital with future CEF funds.

NOTE 6: FINANCIAL RISKS AND UNCERTAINTIES

The Company is subject to several risks including the following:

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments including the inability to sell investments quickly or close to fair value.

F-24

Market Risk

Market risk is the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counterparties fail to perform pursuant to the terms of their obligations.

Other Risk

Certain impacts from the COVID-19 outbreak may have a significant negative impact on the Company's operations and performance. These circumstances may continue for an extended period of time and may have an adverse impact on economic and market conditions. The ultimate economic fallout from the pandemic and the long-term impact on economies, markets, industries, and individual companies are not known.  The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 22, 2022, the date the financial statements were available to be issued.

On September 15, 2022, the Company authorized and declared a distribution to the Company’s Class A Members of 3% on an annualized basis for period from June 16, 2022 to September 15, 2022.

F-25

PART III - EXHIBITS

Item 1. Index to Exhibits

2.1*

Certificate of Formation (Incorporated by reference to Exhibit 2.1 to Cardone REIT I, LLC Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on October 08, 2021 (File No. 024-11674)

2.2*

Amended Operating Agreement of Cardone REIT I, LLC, dated October 29, 2021, (Incorporated by reference to Exhibit 2.2 to Cardone REIT I, LLC Current Report Pursuant to Regulation A on Form 1-U as filed with the Securities and Exchange Commission on November 1, 2021 (File No. 024-11674)

4.1*

Subscription Agreement for Class A Units (Incorporated by reference to Exhibit 4.1 to Cardone REIT I, LLC Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on October 08, 2021 (File No. 024-11674)

6.1*

Transfer Agency and Service Agreement Between Cardone REIT I, LLC and Computershare Trust Company, N.A. and Computershare Inc. (Incorporated by reference to Exhibit 6.1 to Cardone REIT I, LLC Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on October 08, 2021 (File No. 024-11674)

11.1	Independent Auditors’ Consent Letter
12.1	Opinion re: Legality

*- Filed previously and incorporated herein by reference

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on October 17, 2022.

Cardone REIT I, LLC

By:	/s/ Grant Cardone
Grant Cardone
Manager (Principal Executive Officer) of Cardone Capital LLC Manager

By:	/s/ Susan Schieman
Susan Schieman
Chief Financial Officer (Principal Financial Officer) of Cardone Capital LLC Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Cardone REIT I, LLC

By:	/s/ Grant Cardone
Grant Cardone
Manager (Principal Executive Officer) of Cardone Capital LLC Manager

By:	/s/ Susan Schieman
Susan Schieman
Chief Financial Officer (Principal Financial Officer) of Cardone Capital LLC Manager

109